Exhibit 10.30

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                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                                 CRDENTIA CORP.,

                                   CRDE CORP.,

                         TRAVMED ACQUISITION CORPORATION

                                       and

                               TRAVMED USA, INC.,

                    and the Shareholders of TRAVMED USA, Inc.

                              dated March 28, 2005
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

                                                                   Exhibit 10.30
                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I DEFINITIONS........................................................1
  1.1.  Defined Terms........................................................1
  1.2.  Construction of Certain Terms and Phrases............................9
ARTICLE II THE MERGER........................................................9
  2.1.  The Merger...........................................................9
  2.2.  Effective Time.......................................................9
  2.3.  Effect of the Merger................................................10
  2.4.  Articles of Incorporation; Bylaws...................................10
  2.5.  Directors and Officers..............................................10
  2.6.  Effect on Capital Stock/Merger Consideration........................10
  2.7.  Exchange Procedure..................................................14
  2.8.  Closing.............................................................15
  2.9.  Exemption from Registration.........................................17
  2.10. Authorization of the Shareholder Representative.....................17
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................18
  3.1.  Organization of the Company.........................................18
  3.2.  Capital Stock of the Company........................................19
  3.3.  Ownership of Shares.................................................19
  3.4.  Authority of the Company............................................19
  3.5.  No Affiliates.......................................................20
  3.6.  No Conflicts........................................................20
  3.7.  Consents and Governmental Approvals and Filings.....................20
  3.8.  Books and Records...................................................20
  3.9.  Company Financial Statements........................................21
  3.10. Absence of Changes..................................................21
  3.11. No Undisclosed Liabilities..........................................21
  3.12. Tangible Personal Property..........................................21
  3.13. Benefit Plans; ERISA................................................22
  3.14. Real Property.......................................................23
  3.15. Proprietary Information of Third Parties............................23
  3.16. Compliance with Legal Requirements; Governmental Authorizations.....23
  3.17. Legal Proceedings; Orders...........................................25
  3.18. Contracts...........................................................26
  3.19. Accounts Receivable.................................................28
  3.20. Accounts Payable....................................................28
  3.21. Equipment...........................................................28
  3.22. Insurance...........................................................28
  3.23. Tax Matters.........................................................29
  3.24. Labor and Employment Relations......................................30
  3.25. Certain Employees...................................................31
  3.26. Absence of Certain Developments.....................................32
  3.27. Customers...........................................................33
  3.28. Bank Accounts.......................................................33

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                                                                   Exhibit 10.30

  3.29. Permits.............................................................33
  3.30. Regulatory Compliance...............................................34
  3.31. Third Party Consents................................................34
  3.32. Relationships with Related Persons..................................34
  3.33. Certain Payments....................................................34
  3.34. Brokers.............................................................35
  3.35. Verification of Credentials.........................................35
  3.36. Existing Indebtedness...............................................35
  3.37. Material Misstatements and Omissions................................35
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT, CRDE AND
ACQUISITION CO. ............................................................36
  4.1.  Organization........................................................36
  4.2.  Authority...........................................................36
  4.3.  Litigation..........................................................36
  4.4.  Reports and Financial Statements....................................36
  4.5.  No Conflicts........................................................37
  4.6.  Consents and Governmental Approvals and Filings.....................37
  4.7.  Absence of Certain Changes or Events................................37
  4.8.  Brokers.............................................................38
  4.9.  Parent Common Stock.................................................38
  4.10. Operation of Acquisition Co.........................................38
  4.11. Absence of Undisclosed Liabilities..................................38
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS................38
  5.1.  Requisite Power and Authority.......................................38
  5.2.  Investment Representations..........................................38
  5.3.  Transfer Restrictions...............................................39
  5.4.  Market Standoff.....................................................40
  5.5.  Filings.............................................................40
ARTICLE VI ADDITIONAL AGREEMENTS............................................41
  6.1.  Access to Information...............................................41
  6.2.  Public Announcements; Company Literature............................41
  6.3.  Fees and Expenses...................................................41
  6.4.  Confidentiality.....................................................41
  6.5.  Parent Common Stock Legend..........................................42
  6.6.  Collection of Accounts Receivable...................................42
  6.7.  Future Liabilities; Indemnification.................................42
  6.8.  Non-Competition Agreement...........................................42
  6.9.  Conduct of Business of Company Post-Closing.........................43
  6.10. Notification of Audits..............................................43
ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER........................44
  7.1.  Conditions to Each Party's Obligations to Effect the Merger.........44
  7.2.  Conditions to the Obligations of the Company........................44
  7.3.  Conditions to the Obligations of Parent and Acquisition Co..........45
ARTICLE VIII TERMINATION; AMENDMENT; WAIVER.................................46
  8.1.  Termination.........................................................46
  8.2.  Effect of Termination...............................................46

                                                                   Exhibit 10.30

  8.3.  Amendment...........................................................47
  8.4.  Extension; Waiver...................................................47
ARTICLE IX ACTIONS BY THE PARTIES AFTER THE CLOSING.........................47
  9.1.  Survival of Representations, Warranties, Etc........................47
  9.2.  Indemnification.....................................................47
  9.3.  Offset Rights; Notice of Claim......................................49
  9.4.  Non-Exclusivity.....................................................49
ARTICLE X ARBITRATION.......................................................50
  10.1. Arbitration.........................................................50
ARTICLE XI MISCELLANEOUS....................................................50
  11.1. Further Assurances..................................................50
  11.2. Notices.............................................................50
  11.3. Entire Agreement....................................................51
  11.4. Waiver..............................................................51
  11.5. Amendment...........................................................51
  11.6. No Third Party Beneficiary..........................................52
  11.7. No Assignment; Binding Effect.......................................52
  11.8. Headings............................................................52
  11.9. Severability........................................................52
  11.10 Governing Law.......................................................52
  11.11 Consent to Jurisdiction and Forum Selection.........................52
  11.12 Construction........................................................52
  11.13 Counterparts........................................................52
  11.14 Attorney's Fees.....................................................53

                             SCHEDULES AND EXHIBITS

Schedule

Company Disclosure Schedule

Exhibits

Exhibit A   -   Articles of Merger

Exhibit B   -   Forms of Convertible Subordinated Promissory Note

Exhibit C   -   Non-Competition and Non-Solicitation Agreement - Robert Litton

Exhibit D   -   Company Secretary Certificate

Exhibit E   -   Release

Exhibit F   -   Opinion of Company Counsel to Company

Exhibit G   -   Subordination Agreement

Exhibit H   -   Parent Secretary Certificate

Exhibit I   -   Acquisition Co. Secretary Certificate

Exhibit J   -   Information Certificate

                                                                   Exhibit 10.30

Exhibit K   -   Registration Rights Agreement

Exhibit L   -   Employment Agreement - Robert Litton

Exhibit M   -   Non-Competition and Non-Solicitation Agreement - Steve Williams

Exhibit N   -   Assignment Agreement

Exhibit O   -   First Amendment to the Lease Agreement

Exhibit P   -   Administrative Sharing Agreement

                                                                   Exhibit 10.30

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of March 28, 2005, by and among Crdentia Corp., a Delaware corporation ("Parent"), CRDE Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("CRDE"), TRAVMED Acquisition Corporation, a North Carolina corporation and a wholly-owned subsidiary of CRDE ("Acquisition Co."), TRAVMED USA, Inc., a North Carolina corporation (the "Company"), Steve Williams and Robert Litton who currently constitute all of the Shareholders of the Company (individually a "Shareholder" and collectively, the "Shareholders").

                                    RECITALS:

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the North Carolina Business Corporation Act (the "Controlling Act"), CRDE, Acquisition Co. and the Company will enter into a business combination transaction pursuant to which Acquisition Co. will merge with and into the Company (the "Merger").

     B. The Board of Directors of Parent and CRDE each has (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and CRDE and fair to, and in the best interests of, Parent, CRDE and their respective shareholders, and (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

     C. The Board of Directors of the Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its Shareholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

     D.  The  Shareholders  of  the  Company  have  unanimously   approved  this
Agreement, the Merger and the other transactions contemplated by this Agreement.

     E. CRDE, the sole Shareholder of Acquisition Co., has approved this Agreement, the Merger and other transactions contemplated by this Agreement.

     F. Parent,  CRDE,  Acquisition Co., the Company and the Shareholders desire
to  make  certain   representations  and  warranties  and  other  agreements  in connection with the Merger.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                                                   Exhibit 10.30

                                    ARTICLE I
                                   DEFINITIONS

     1.1. Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

     "AAA" has the meaning set forth in Section 10.1.

     "ACCOUNTS PAYABLE" has the meaning set forth in Section 3.20.

     "ACCOUNTS RECEIVABLE" means all accounts receivable of the Company that are reflected on the Interim Financial Statements and all unbilled accounts receivable relating to the Company's operations prior to the Cut-Off.

     "ACQUISITION CO." has the meaning set forth in the first paragraph of this Agreement.

     "ACQUISITION CO. COMMON STOCK" has the meaning set forth in Section 2.6(c)(iii).

     "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration, Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

     "AFFILIATE" means, with respect to any Person, a Family Member or another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

     "AGREEMENT" has the meanings set forth in the first paragraph of this Agreement and in Section 2.2.

     "ARTICLE" has the meaning set forth in Section 1.2.

     "ARTICLES OF MERGER" has the meaning set forth in Section 2.2.

     "ASSETS AND PROPERTIES" and "Assets or Properties" of any Person each means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

     "BENEFIT PLAN" means any Plan established, arranged or maintained by the Company or any corporate group of which the Company is or was a member, existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any employee, officer, director or former employee, officer or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

     "BOOKS AND RECORDS" of any Person means all files, documents, instruments, papers, books, computer files (including but not limited to files stored on a computer's hard drive or on floppy disks), electronic files and records in any other medium relating to the business, operations, accounting practices or condition of such Person.

     "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of Texas are authorized or obligated to close.

                                                                   Exhibit 10.30

      "CAR" has the meaning set forth in Section 10.1.

      "CASH CONSIDERATION" has the meaning set forth in Section 2.6(b)(i).

      "CLOSING" has the meaning set forth in Section 2.8(a).

      "CLOSING DATE" has the meaning set forth in Section 2.8(a).

      "CODE" means the Internal Revenue Code of 1986, as amended and any Treasury Regulations promulgated thereunder.

      "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

      "COMPANY COMMON STOCK" has the meaning set forth in Section 3.2(a) of this Agreement.

      "COMPANY DISCLOSURE SCHEDULE" means the disclosure schedule attached hereto which sets forth the exceptions to the representations and warranties contained in Article III hereof and certain other information called for by this Agreement.

      "COMPANY FINANCIAL STATEMENTS" means (i) the audited balance sheets of the Company and the related audited statements of income and retained earnings for the fiscal periods ended December 31, 2003 and December 31, 2002, (ii) the unaudited balance sheet of the Company and the related unaudited statements of income and retained earnings for the fiscal period ended December 31, 2004 and
(iii) the Interim Financial Statements.

      "CONSENT" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

      "CONFIDENTIALITY AGREEMENT" means the certain confidentiality agreement between RBC Centura Investment Banking Group ("RBC") and Parent dated December 9, 2004.

      "CONTEMPLATED TRANSACTIONS" means all of the transactions contemplated by this Agreement, including: (a) the Merger; (b) the execution, delivery, and performance of the Non-Competition Agreements, the Subordination Agreements, Registration Rights Agreement, Employment Agreement, and the Releases; (c) the performance by Parent, CRDE and the Company of their respective covenants and obligations under this Agreement; and (d) CRDE's acquisition and ownership of the Company Common Stock and exercise of control over the Company.

      "CONTRACT"  means  any  agreement,  contract,   obligation,   promise,  or
undertaking (whether written or oral and whether express or implied) that is legally binding.

      "CONVERSION SHARES" has the meaning set forth in Section 2.9.

      "COPYRIGHTS" has the meaning set forth in the definition of "Intellectual Property."

      "CRDE" has the meaning set forth in the first paragraph of this Agreement.

                                                                   Exhibit 10.30

      "CUT-OFF" means 12 midnight of March 27, 2005.

      "DAMAGES" has the meaning set forth in Section 9.2(a).

      "DEFINED BENEFIT PLAN" means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

      "EFFECTIVE TIME" has the meaning set forth in Section 2.2.

      "ENCUMBRANCES" means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, adverse claim, equitable interest, levy, charge, community property interest, right of first refusal or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

      "ERISA AFFILIATE" means any entity which is a member of a "controlled group of corporations" or which is or was under "common control" with the Company as defined in Section 414 of the Code.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "EXISTING INDEBTEDNESS" has the meaning set forth in Section 3.36.

      "FAMILY MEMBER" of an individual Person means (i) the individual's spouse and former spouses, (ii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iii) any other natural person who resides with such individual.

      "FINAL DATE" has the meaning set forth in Section 8.1(b).

      "FIRST INCREASE" has the meaning set forth in Section 2.6(e)(i).

      "FIRST MEASUREMENT PERIOD" has the meaning set forth in Section 2.6(e)(i).

      "GAAP" means United States generally accepted accounting principles, as currently in effect, applied on a basis consistent with the basis on which Parent's audited financial statements are prepared.

      "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental or Regulatory Authority or pursuant to any Legal Requirement.

      "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or other country, any state, county, city or other political subdivision.

      "INDUSTRY ACQUISITIONS" means acquisitions by Parent or any Affiliate thereof of temporary health staffing companies or travel nurse companies.

                                                                   Exhibit 10.30

      "INTELLECTUAL PROPERTY" means (i) trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith (collectively, "Trademarks"), (ii) trade secrets and confidential business information (including without limitation, know-how, customer lists, current and anticipated customer requirements, price lists, market studies, business plans), however documented; (iii) proprietary computer software and programs (including object code and source code) and other proprietary rights and copies and tangible embodiments thereof (in whatever form or medium); (iv) database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) and any other related information, however, documented; (v) any and all information concerning the business and affairs of a Person (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; (vi) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for a Person containing or based, in whole or in part, on any information included in the foregoing, however documented; and
(vii) any similar or equivalent rights to any of the foregoing.

      "INTERIM FINANCIAL STATEMENTS" means the management prepared balance sheet and the related statement of income and retained earnings for the Company, in each case, for the period beginning January 1, 2005 and ending on the Cut-Off.

      "KEY EMPLOYEES" means those employees of the Company that Parent in its sole discretion has designated as "key employees" prior to the Closing and set forth on Schedule 1.1(c) attached hereto.

      "KNOWLEDGE OF THE COMPANY" or "Known to the Company" means the knowledge of any officer or director of the Company or any of the Shareholders. An officer, director or Shareholder of the Company will be deemed to have Knowledge of the existence or absence of a particular fact or other matter if: (i) such individual is actually aware of the existence or absence of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of the existence or absence of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence or absence of such fact or other matter.

      "KNOWLEDGE OF THE PARENT" or "Known to the Parent" means the knowledge of any officer or director of the Parent. An officer or director of Parent will be deemed to have Knowledge of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

      "LANDLORD" means L&W Holding Company, LLC, a North Carolina limited liability company.

                                                                   Exhibit 10.30

      "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

      "LIABILITIES" has the meaning set forth in Section 3.11.

      "LOAN AND SECURITY AGREEMENT" means that certain Loan and Security Agreement by and between the Shareholders and the Company, dated November 3, 2004 which will be automatically released (without any further action on the part of any Person) upon the satisfaction of the amounts owed to Shareholders' Lender at Closing.

      "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, for any Person, a material adverse effect whether individually or in the aggregate (a) on the business, operations, financial condition, Assets and Properties, liabilities or commercial prospects of such Person, or (b) on the ability of such Person to consummate the transactions contemplated hereby.

      "MERGER" has the meaning set forth in the first recital of this Agreement.

      "NON-COMPETITION AGREEMENT" means the Non-Competition and Non-Solicitation Agreements by and between the Parent and each of the Shareholders.

      "NOTE" has the meaning set forth in Section 2.6(b)(ii).

      "NOTE CONSIDERATION" has the meaning set forth in Section 2.6(b)(ii).

      "ORDER" means any award, decision, writ, judgment, decree, ruling, subpoena, verdict, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

      "ORDINARY COURSE OF BUSINESS" means the action of a Person that is (i) consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (ii) not required to be authorized by the board of directors of the Company; and (iii) similar in nature and magnitude to actions customarily taken, without the action of the board of directors or similar body, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as the Company.

      "OTCBB" shall mean the regulated quotation service known as the OTC Bulletin Board.

      "OUTSTANDING COMPANY COMMON STOCK" has the meaning set forth in Section 2.6(a).

      "PARENT" has the meaning set forth in the first paragraph of this Agreement.

      "PARENT GROUP" has the meaning set forth in Section 9.2(a).

      "PARENT'S LENDER" means, collectively, Bridge Healthcare Finance, LLC and Bridge Opportunity Finance, LLC its Affiliates and any successor or assigns of any of such entities, and any future secured lender of Parent or an Affiliate of Parent as long as such successor, assign or future lender becomes a party to the Subordination Agreement to the same extent as the aforementioned Bridge entities.

      "PARENT SEC DOCUMENTS" means each form, report, schedule, statement and other document filed by the Parent beginning in August 2003 through the date immediately prior to the date of this Agreement under the Exchange Act or the Securities Act, including any amendment to such document.

                                                                   Exhibit 10.30

      "PERMITS"  means  all  licenses,   permits,   certificates  of  authority,
authorizations, approvals, registrations and similar consents granted or issued by any Governmental or Regulatory Authority.

      "PERMITTED ENCUMBRANCE" means (a) any Encumbrance for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and (b) any minor imperfection of title or similar Encumbrance which individually or in the aggregate with other such Encumbrances does not impair the value of the property subject to such Encumbrance or the use of such property in the conduct of the business of the Company.

      "PERSON" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

      "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

      "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

      "QUALIFIED PLAN" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

      "REAL PROPERTY" has the meaning set forth in Section 3.14.

      "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in Section 2.6(e)(iv).

      "RELATED PARTY LOANS" mean the outstanding loans due and payable as of the Cut-Off to the Company by (a) the Shareholders as the same are offset against an amount payable by the Company to the Shareholders in the amount of $194,000 as of December 31, 2004 plus any accrued and unpaid interest since that date, (b) Team Staffing International, LLC, and (c) Trans Continental Consulting, LLC.

                                                                   Exhibit 10.30

      "RELEASE" has the meaning set forth in Section 2.8(b)(iv).

      "SEC" means the Securities & Exchange Commission of the United States.

      "SECOND INCREASE" has the meaning set forth in Section 2.6(e)(ii).

      "SECTION" has the meaning set forth in Section 1.2.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SHAREHOLDER REPRESENTATIVE" has the meaning set forth in Section 2.10(a).

      "SHAREHOLDERS" has the meaning set forth in the first paragraph of this Agreement.

      "SHAREHOLDERS' LENDER" means Capital Tempfunds, Inc.

      "STARK I" has the meaning set forth in Section 3.30.

      "STARK II" has the meaning set forth in Section 3.30.

      "STOCK CERTIFICATES" has the meaning set forth in Section 2.7(a).

      "SUBORDINATION   AGREEMENT"   has  the   meaning   set  forth  in  Section
2.8(b)(viii).

      "SURVIVING CORPORATION" has the meaning set forth in Section 2.1.

      "TAX" (and, with correlative meaning, "Taxes," "Taxable" and "Taxing") means (i) any federal, state, local or foreign income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental or Regulatory Authority responsible for the imposition of any such tax (domestic or foreign),
(ii) any liability for payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or other group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

      "TAX RETURN" means any return, report, information return, schedule or other document (including any related or supporting information) filed or required to be filed with respect to any taxing authority with respect to Taxes.

      "THIRD PARTY EXPENSES" has the meaning set forth in Section 6.3.

                                                                   Exhibit 10.30

      "THREATENED" means a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist that would lead a prudent Person to reasonably conclude that such a claim, Proceeding, dispute, action, or other matter has a reasonable probability of being asserted, commenced, taken, or otherwise pursued in the foreseeable future.

      "TRADEMARKS" has the meaning set forth in the definition of "Intellectual Property."

      "TRAVELING NURSE BUSINESS" means the business of providing "traveling" temporary health staffing, including nurses, operating room technicians, licensed practical nurses, certified nurse assistants, physical therapists, occupational therapists, speech therapists and radiology technologists; excluding, specifically from such definition any of the aforementioned personnel provided on a "per-diem" basis other than to the extent such personnel are provided pursuant to contracts or agreements relating thereto to which the Company is a party as of the Cut-Off (as such contracts may be renewed in the future in the name of the Surviving Corporation).which business shall not be excluded. As used herein: (i) the terms "traveling" and "per-diem" shall have the meaning ascribed to such terms by the temporary healthcare staffing industry in the United States of America.

      "UNITED STATES PERSON" has the meaning set forth in Section 3.23(h).

      1.2. CONSTRUCTION OF CERTAIN TERMS AND PHRASES. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender;
(b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or;" and (f) "including" means "including without limitation." Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used in this Agreement which are not otherwise defined shall have the meanings given to them under GAAP.

                                   ARTICLE II
                                   THE MERGER

      2.1. THE MERGER. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Controlling Act, Acquisition Co. shall be merged with and into the Company, the separate corporate existence of Acquisition Co. shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

      2.2. EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by the filing of the articles and plan of merger substantially in the form attached hereto as Exhibit A (the "Articles of Merger") with the Secretary of State of the State of North Carolina in accordance with the relevant provisions of the Controlling Act (the time of acceptance by the Secretary of State of the State of North Carolina of such filing, or such later time as may be agreed in writing by the parties and specified in the Articles of Merger, being the "Effective Time") as soon as practicable on the Closing Date. Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and the Articles of Merger.

                                                                   Exhibit 10.30

      2.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the Controlling Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Co. shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Co. shall become the debts, liabilities and duties of the Surviving Corporation.

      2.4. ARTICLES OF INCORPORATION; BYLAWS.

            (a) At the Effective Time, the Articles of Incorporation of Acquisition Co. shall be the Articles of Incorporation of the Surviving
Corporation, except that Article I thereof shall be amended to read in its entirety as follows: "The name of the Corporation is TRAVMED USA, Inc."

            (b) At the Effective Time, the Bylaws of Acquisition Co. shall be the Bylaws of the Surviving Corporation, except that the Bylaws shall be amended to reflect that the name of the Surviving Corporation shall be "TRAVMED USA, Inc."

      2.5. DIRECTORS AND OFFICERS. The directors of Acquisition Co. immediately prior to the Effective Time shall be the initial directors of the Surviving
Corporation,   each  to  hold  office  in   accordance   with  the  Articles  of
Incorporation and Bylaws of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Acquisition Co. immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles or Incorporation and Bylaws of the Surviving Corporation, until their successors are duly elected or appointed or qualified.

      2.6. EFFECT ON CAPITAL STOCK/MERGER CONSIDERATION.

            (a) Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time (the "OUTSTANDING COMPANY COMMON STOCK") shall be canceled and automatically converted into the right to receive, upon surrender of the certificates representing such shares, a ratable portion of the Cash Consideration and Note Consideration as determined in Section 2.6(b) below. At the Effective Time, all rights in respect of such Outstanding Company Common Stock shall cease to exist, other than the right to receive the Cash
Consideration and Note Consideration, and any other additional merger consideration as determined in Section 2.6(d) below and all such shares shall be cancelled and retired. Each share of capital stock of Acquisition Co. issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of the Surviving Corporation.

            (b) Merger Consideration. Subject to Section 2.6 (d) and (e), the merger consideration consists of and is valued at $6,430,980.00 (the "MERGER CONSIDERATION") and will be paid on the Closing Date as follows:

                                                                   Exhibit 10.30

                  (i) Cash Consideration. Fifty percent (50%) of the Merger Consideration shall be paid in cash (the "CASH CONSIDERATION") to the Shareholders based on their pro rata share of the Merger Consideration by wire transfer to the Shareholders or by cashier's checks drawn upon a federally insured lending institution on the Closing Date; and

                  (ii) Note Consideration. The remaining fifty percent (50%) of the Merger Consideration (the "NOTE CONSIDERATION") shall be paid in the form of a three-year convertible subordinated promissory note (the "NOTE") in the form attached hereto as Exhibit B issued by the Parent to the Shareholders in the aggregate original principal amount of the Note Consideration. The Parent shall issue a Note to each Shareholder in accordance with their pro rata share of the Merger Consideration.

            (c) Actions at the Effective Time. At the Effective Time:

                  (i) Except for the securities referred to in Section 2.6(c)(ii) below, each share of Outstanding Company Common Stock will automatically, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into a right to receive from Parent the Cash Consideration and the Note Consideration in the amount as determined pursuant to this Section 2.6.

                  (ii) Each share of Company  Common  Stock held in the treasury
of  the  Company  shall  be  canceled  and  retired   without   payment  of  any
consideration therefor.

                  (iii) Each share of common stock of Acquisition Co. ("ACQUISITION CO. COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation and shall constitute the only shares of capital stock of the Surviving Corporation outstanding immediately after the Effective Time.

            (d) Related Party Loans; Accounts Receivable/Payable; Additional Merger Consideration. The Parent recognizes and agrees that, immediately prior to Closing, the Company will (at the option of the Company), either forgive all or part of the Related Party Loans or distribute all or part of same to the Shareholders or all or part of the Related Party Loans will otherwise be satisfied and simultaneously therewith the Shareholders shall release and do hereby agree to release the Loan and Security Agreement which will be deemed released upon the payment by Parent of the amounts owed to the Shareholders' Lender at Closing without any further action being required on part of any Person; provided, at the request of Parent, the Shareholders shall execute and deliver to Parent any releases (including any UCC releases) or instruments necessary to fully release the Loan and Security Agreement. At Closing, Parent shall payoff the balance of the loan owed and payable to Shareholders' Lender using the proceeds of the Accounts Receivable. The foregoing provisions of this
Section 2.6(d) have been approved by Parent based on the understanding and agreement of the Company and the Shareholders that: (A) as of the Cut-Off the Company will not have any indebtedness, liabilities or obligations of any nature whatsoever that relate to the Company's operations prior to the Cut-Off, whether secured or unsecured, other than the trade payables, whether or not invoices therefor have been received by the Company prior to the Closing for which the Company shall have sufficient cash (or Accounts Receivable which are collectible in due course and as to which Parent shall not

                                                                   Exhibit 10.30

assume any collection risk such risk being specifically retained by the Shareholders) to meet its payment obligations, and to satisfy all Accounts Payable as of the Cut-Off as such Accounts Payable may become due; (B) the Shareholders shall be responsible for all wages, obligations and liabilities arising out of the operations of the Company through the Cut-Off and the Parent shall be responsible for all wages, obligations and liabilities of the Company arising after the Cut-Off; (C) all the Accounts Receivable of the Company as of the Closing Date shall be available to the Parent to satisfy the amounts owed to the Shareholder's Lenders, to satisfy Accounts Payable, and to satisfy any and all other liabilities of the Company incurred prior to the Cut-Off that relate to the Company's operations prior to the Cut-Off; (D) within ninety (90) days of the Closing Date, Parent shall provide the Shareholders an accounting of all Accounts Receivable collected, all amounts paid to the Shareholders' Lender, all amounts paid to settle the Accounts Payable as of the Cut-Off, and all other amounts paid to settle any and all other liabilities incurred by the Company prior to the Cut-Off that relate to the Company's operations prior to the Cut-Off; and (E) to the extent there shall be an excess of Accounts Receivable, plus the following, all of which shall be determined as of the Cut-Off: (a) deposits (as reflected on the Interim Financial Statements) and (b) prepaid expenses and cash and cash equivalents (as reflected on the Interim Financial Statements) and rent expense, group insurance expense, other expenses paid in advance (and reflected on the Interim Financial Statements) other expenses paid in advance (and reflected on the Interim Financial Statements), as such expenses relate to the Company's operations after the Cut-Off over all payments made to settle all of the aforementioned liabilities, the Parent shall, along with such accounting, tender any such excess to the Shareholders or if there is a shortfall, Parent shall be entitled to receive a prompt payment of the full amount of any such shortfall from the Shareholders; provided, to the extent Shareholders shall fail to pay any such shortfall, Parent may, at its option, offset any such shortfall against any amounts next due and payable under the Notes. For purposes of collection risk associated with Accounts Receivable, any amounts comprising the Accounts Receivable that are not collected within ninety
(90) days of Closing shall be deemed uncollectible.

            (e) Future Contingent Payments.

                  (i) To the extent the revenue generated from the Company's operations during the first twelve (12) months ended March 31, 2006 ("FIRST MEASUREMENT PERIOD") shall be higher than the revenue generated (x) by the Company during the twelve (12) months ended March 31, 2005 plus (y) from the Existing Business during the period January 1, 2005 through March 31, 2005 annualized ("BASE PERIOD") (such positive difference herein referred to as the "FIRST INCREASE") but not otherwise, Shareholders shall be entitled (on a pro-rata basis in accordance with each Shareholder's share of the Merger Consideration) to receive from the Parent one-half (1/2) of the First Increase in the form of validly issued, fully paid and non-assessable shares of Parent Common Stock to be delivered to the Shareholders at such time as the Parent shall have finalized its determination of the First Increase as provided in
Section  2.6(e)(iii).  For  purposes of this  Section  2.6(e)(i),  the number of
Parent  Common  Stock  required to be issued shall be  determined  by taking the average of the closing prices of the Parent Common Stock as reported on the OTCBB or other stock exchange or quotation system for the last fifteen (15) trading days ending two (2) days prior to the date of issuance of Parent Common Stock pursuant to this Section 2.6(e)(i).

                                                                   Exhibit 10.30

                  (ii) To the extent the revenue generated from the Company's operations during the twelve (12) months ending March 31, 2007 ("SECOND MEASUREMENT Period") shall be higher than the revenue generated during the FIRST Measurement Period (such positive difference herein referred to as the "Second INCREASE") but not otherwise, Shareholders shall be entitled (on a pro-rata basis in accordance with each Shareholder's share of the Merger Consideration) to receive from the Parent one-half (1/2) of the Second Increase in the form of validly issued, fully paid and non-assessable shares of Parent Common Stock to be delivered to the Shareholders at such time as the Parent shall have finalized its determination of the Second Increase as provided in Section 2.6(e)(iii). For purposes of this Section 2.6(e)(ii), the number of Parent Common Stock required to be issued shall be determined by taking the average of the closing prices of the Parent Common Stock as reported on the OTCBB or other stock exchange or quotation system for the last fifteen (15) trading days ending two (2) days prior to the date of issuance of Parent Common Stock pursuant to this Section 2.6(e)(ii). Notwithstanding the provisions of this Section 2.6(e)(ii), in the event there shall have been a decline in revenue during the First Measurement Period as compared to the Base Period, then for purposes of calculating the Second Increase, if any, under this Section 2.6(e)(ii), the First Measurement Period will be replaced by the Base Period for purposes of said calculation.

                  (iii) The amounts of the First Increase and the Second Increase shall be determined by the Parent acting in good faith. Unless the Shareholders notify the Parent, within fifteen (15) days after receipt of the statement or reports used by the Parent to determine the amounts of the First Increase or the Second Increase, that Shareholders disagree with Parent's computation, the determinations of the Parent shall be binding and conclusive for purposes of this Agreement. The Parent shall provide the Shareholders with reasonable access to the Books and Records of the Parent to verify the Parent's determinations with respect to the First Increase, the Second Increase and number of Parent Common Stock payable to the Shareholder pursuant to Section 2.6(e)(i) and (ii).

                  (iv) If the Shareholders object to the Parent's computation of the First Increase or the Second Increase by providing notice in accordance with
Section 2.6(e)(iii), the amount of the First Increase or the Second Increase shall be determined by negotiation between the Parent and Shareholders. If the Parent and Shareholders are unable to reach agreement within fifteen (15) business days after such notification, the determination of the amount of the First Increase or the Second Increase for the period in question shall be determined using the binding arbitration procedure prescribed in Article X.

                  (v) The parties acknowledge and agree that for the sole purpose of determining the amounts under Section 6.2(e)(i) and (ii), immediately after Closing, Parent will combine its existing Traveling Nurse Business ("EXISTING BUSINESS") with that of the Company under the supervision of Robert Litton (one of the Shareholders). To minimize the possibility of any future disputes as to the amount of the First Increase or the Second Increase, the parties hereby agree that all of the revenue to be generated by the combined operations shall be attributed to the operations of the Company.

                                                                   Exhibit 10.30

                  (vi) The Shareholders and Parent shall enter into a "REGISTRATION RIGHTS AGREEMENT" (herein so called) substantially in the form of Exhibit K providing that Parent shall (at the sole expense of the Shareholders which shall include any filing fees) prepare and file with the SEC a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the SEC) under the Securities Act covering the Parent Common Stock issued to the Shareholders pursuant to Section 2.6(e).

                  (vii) Notwithstanding anything to the contrary written herein, in the event: (A) Robert Litton's employment with the Company is terminated before the expiration of the Second Measurement Period via (x) voluntary termination of such employment by Robert Litton, or (y) termination "for cause" as such term is defined in the Employment Agreement; and (B) the Parent (acting in its sole discretion) does not promptly following such termination hire Steve Williams in replacement of Robert Litton; then the Parent's obligation to make any payments under Section 2.6(e) shall immediately terminate; provided any earned but unpaid amounts prior to any such termination of employment will be paid in accordance with the provisions of Section 2.6(e).

      2.7. EXCHANGE PROCEDURE.

            (a) At the Effective Time, holders of Company Common Stock shall be entitled to receive in exchange therefor the Cash Consideration and Note Consideration to which such holder of Company Common Stock is entitled pursuant to Section 2.6 above. It is specifically agreed and understood by the parties that Stock Certificates are being held by the Shareholders' Lender but will be delivered by the Shareholders by no later than ten (10) days of the Closing Date and the provisions of Section 2.7(a) are subject to this qualification. The Stock Certificates so surrendered shall forthwith be canceled. No interest will accrue or be paid to the holder of any Company Common Stock. From and after the Effective Date, until surrendered as contemplated by this Section 2.7, each Stock Certificate shall be deemed for all corporate purposes to evidence the amount of the Cash Consideration and Note Consideration into which the Company Common Stock represented by such Stock Certificate have been converted.

            (b) Except for any payments  required pursuant to Sections 2.6(d) or
(e), the Cash Consideration and Note Consideration delivered upon the surrender for exchange of Company Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Company Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.7, provided that the presenting holder is listed on the Company's Shareholder list as a holder of Company Common Stock.

            (c) In the event that any Stock Certificates evidencing Company Common Stock shall have been lost, stolen or destroyed, the Parent shall pay in exchange for such lost, stolen or destroyed Stock Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 2.6 above; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Stock Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Stock Certificates alleged to have been lost, stolen or destroyed.

                                                                   Exhibit 10.30

            (d) Notwithstanding anything to the contrary in this Section 2.7, none of the Surviving Corporation or any party hereto shall be liable to a holder of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (e) Each of the Parent, Acquisition Co. and the Company will take all such reasonable and lawful acts as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company and Acquisition Co. are fully authorized in the name of the respective corporations or otherwise to take, and will take, all such lawful and necessary action so long as such action is not inconsistent with this Agreement.

      2.8. CLOSING.

            (a) Time and Place. The closing of the Merger under this Agreement (the "CLOSING") shall take place at the offices of Kane, Russell, Coleman & Logan, P.C., 1601 Elm Street, Suite 3700, Dallas, Texas 75201, at 10:00 a.m. on March 28, 2005, or at such time and in such manner as the parties mutually agree (the "CLOSING DATE"). Except as otherwise provided in this Agreement, the failure to consummate the merger provided for in this Agreement on the date and time specified herein will not relieve any party to this Agreement of any obligation under this Agreement.

            (b) Closing Deliveries by the Company and the Shareholders. At the Closing, the Company and the Shareholders, as the case may be, shall have delivered or caused to be delivered to Parent, CRDE and/or Acquisition Co., as the case may be:

                  (i) the Articles of Merger, duly executed by the Company;

                  (ii) the Non-Competition Agreement by and between Parent and Robert Litton, substantially in the form of Exhibit C, duly executed by such parties;

                  (iii) a certificate of the Secretary of the Company substantially in the form of Exhibit D attached hereto, certifying as of the Closing Date (A) a true and complete copy of the organizational documents of the Company certified as of a recent date by the Secretary of State of North Carolina, (B) a certificate of each appropriate Secretary of State certifying the good standing of the Company in its state of incorporation and all states in which it is qualified to do business1, (C) a true and complete copy of the resolutions of the board of directors of the Company and the resolutions of the Shareholders of the Company, each authorizing the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and (D) incumbency matters;

--------
1 It is specifically agreed that the certificates required under Section 2.8(b)(iii)(B) shall be ordered by the Shareholders (at their sole cost) prior to Closing but must be received by the Parent by no later than thirty (30) days of the Closing Date.

                                                                   Exhibit 10.30

                  (iv) a Release by each of the Shareholders, substantially in the form of Exhibit E attached hereto (the "RELEASE"), duly executed by each Shareholder;

                  (v) resignation letter of each of the officers and directors of the Company, dated effective as of the Closing;

                  (vi) an opinion of Kilpatrick Stockton LLP, counsel to the Company and the Shareholders, substantially in the form attached hereto as Exhibit F with respect to matters contained in Article III and other relevant matters;

                  (vii) a listing of the amount of Note Consideration and Cash Consideration to be paid at the Closing to each Person entitled to receive a portion thereof pursuant to the terms hereof to be attached as Schedule 2.8 hereto;

                  (viii)  a   Subordination   Agreement   by  each   Shareholder
substantially in the form of Exhibit G (each, a "SUBORDINATION AGREEMENT");

                  (ix) an Information Certificate in the form of Exhibit J;

                  (x) the  Registration  Rights Agreement in the form of Exhibit
K;

                  (xi) the Employment Agreement (between the Company and Robert Litton) in the form of Exhibit L;

                  (xii) the Non-Competition Agreement by and between Parent and Steve Williams in the form of Exhibit M, duly executed by such parties;

                  (xiii) the Assignment Agreement covering 21 nurses (between Team Staffing International, LLC and the Company) in the form of Exhibit N;

                  (xiv) the First Amendment to the Lease Agreement (between Landlord and the Company) in the form of Exhibit O, provided in the event the same has not been finalized by the parties by the Closing Date it shall be mutually negotiated in good-faith and finalized by the parties after Closing and will not constitute an item to be delivered at Closing; provided, further, the first year (beginning with April 1, 2005) rent to be charged by Landlord under said Lease Agreement shall not exceed $120,000 on an annual basis;

                  (xv) the Administrative Sharing Agreement (between Team Staffing International, LLC and the Company) in the form of Exhibit P, provided in the event the same has not been finalized by the parties by the Closing Date it shall be mutually finalized (acting in good-faith) by the parties after Closing and will not constitute an item to be delivered at Closing;

                  (xvi) a consent of Landlord in form and substance satisfactory to Parent's Lender; and

                                                                   Exhibit 10.30

                  (xvii) such other documents as Parent or Parent's Lender may reasonably request for the purpose of facilitating the consummation of the Contemplated Transactions.

            (c) Closing Deliveries By Parent. At the Closing, Parent, CRDE and/or Acquisition Co., as the case may be, shall have delivered or caused to be delivered to the Company and/or the Shareholders, as the case may be:

                  (i) the Non-Competition Agreement, duly executed by Parent and each Shareholder in the forms of Exhibit C and Exhibit M;

                  (ii) the Note Consideration and Cash Consideration for each Shareholder as set forth on Section 2.8 of the Company Disclosure Schedule;

                  (iii) a certificate of the Secretary of CRDE substantially in the form of Exhibit H attached hereto, certifying as of the Closing Date (A) a true and complete copy of the organizational documents of CRDE certified as of a recent date by the Secretary of State of Delaware, (B) a true and complete copy of the resolutions of the board of directors of CRDE authorizing the execution, delivery and performance of this Agreement by CRDE and the consummation of the transactions contemplated hereby and (C) incumbency matters; and

                  (iv) a certificate of the Secretary of Acquisition Co. substantially in the form of Exhibit I attached hereto, certifying as of the Closing Date (A) a true and complete copy of the organizational documents of Acquisition Co., (B) a true and complete copy of the resolutions of the board of directors and shareholder of Acquisition Co. authorizing the execution, delivery and performance of this Agreement by Acquisition Co. and the consummation of the transactions contemplated hereby and (C) incumbency matters;

                  (v) the Registration Rights Agreement in the form of Exhibit K; and

                  (vi) the Employment Agreement (between the Company and Robert Litton) in the form of Exhibit L.

      2.9. EXEMPTION FROM REGISTRATION. Based on the representations of the Shareholders to the Parent regarding their respective investor status, the parties acknowledge that the issuance of the Parent Common Stock issuable upon conversion of the Notes (the "Conversion Shares") will be exempt from registration requirements of the Securities Act pursuant to the private placement exemption provided by Rule 505 and/or 506 of Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act, and applicable state securities laws.

      2.10. AUTHORIZATION OF THE SHAREHOLDER REPRESENTATIVE.

            (a) Robert  Litton  (one of the  Shareholders)  (and each  successor appointed in accordance with this Section 2.10) is hereby appointed, authorized and empowered to act as the stockholder representative (when acting in such capacity, the "SHAREHOLDER REPRESENTATIVE") on behalf of the Shareholders, in connection with and to facilitate the consummation of the transactions contemplated by this Agreement, which powers shall include, without limitation:
(i) to deliver all certificates representing the Company Common Stock tendered therewith to Parent; (ii) to prosecute, negotiate, defend, agree to, enter into settlements and comprises of, and comply with orders of courts and awards of arbitrators with respect to indemnification claims or other disputes arising under this Agreement; (iii) to resolve any indemnification claims under this Agreement; and (iv) to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all actions that the Shareholder Representative in his sole and absolute discretion, may consider necessary or proper or convenient in connection with the consummation of the transactions contemplated by this Agreement.

                                                                   Exhibit 10.30

      Accordingly, the Shareholder Representative shall have unlimited authority and power to act on behalf of the Shareholders with respect to this Agreement and the disposition, settlement or other handling of all disputes and indemnification claims, and other rights or obligations arising from or taken pursuant to this Agreement. Each Shareholder will be bound by all actions taken by the Shareholder Representative in connection with this Agreement. The Shareholder Representative shall not be liable to any Shareholder for any costs, damages or expenses incurred in connection with the performance of his responsibilities hereunder, except to the extent such costs, damages or expenses arise from the Shareholder Representative's intentional misconduct, gross negligence or fraudulent acts.

      The grant of authority provided for in this Section 2.10 is coupled with an interest and is being granted, in part, as an inducement to Parent, CRDE and Acquisition Co. to enter into this Agreement, and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Shareholder and shall be binding upon any successor thereto.

      Parent, CRDE, Acquisition Co. and Surviving Corporation shall have the right to rely upon all actions taken or omitted to be taken by the Shareholder Representative pursuant to this Agreement or any applicable ancillary document, and notwithstanding anything herein to the contrary, Parent, CRDE, Acquisition Co. and Surviving Corporation shall not have any responsibility or obligation whatsoever to any Shareholder or to any other party with respect to or arising out of the actions taken or any inaction by the Shareholder Representative.

            (b) If the Shareholder Representative is unable or unavailable to perform his duties hereunder, a successor Shareholder Representative shall be selected by a majority (based on percentage of stock ownership) of the Shareholders of the Company.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

      The Company and each of the Shareholders, jointly and severally, represent and warrant to Parent, CRDE and Acquisition Co. as of the date hereof and as of the Closing Date as follows:

                                                                   Exhibit 10.30

      3.1. ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina. The Company is duly authorized to conduct business and is in good standing in the State of North Carolina and each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon the Company. The Company has full power and authority, and holds all Permits and authorizations necessary to carry on its business and to own and use the Assets and Properties owned and used by the Company except where the failure to have such power and authority or to hold such Permit or authorization would not have a Material Adverse Effect on the Company's business. The Company has delivered to Parent correct and complete copies of its charter documents and organizational documents, each as amended to date.

      3.2. CAPITAL STOCK OF THE COMPANY.

            (a) The authorized capital stock of the Company consists of (i) 100,000 shares of common stock, no par value ("COMPANY COMMON STOCK"), of which 2,000 shares are issued and outstanding as of the date hereof; (ii) no shares of capital stock of the Company in treasury; and (iii) no shares of preferred stock. Each share of the issued and outstanding capital stock of the Company is duly authorized, validly issued, fully paid and nonassessable. Section 3.2(a) of the Company Disclosure Schedule sets forth a complete and accurate list
specifying   the  number  of  shares  of  Company  Common  Stock  held  by  each
Shareholder.

            (b) There are no subscriptions, options, warrants, calls, commitments and other rights of any kind for the purchase or acquisition of, and any securities convertible or exchangeable for, any capital stock of the Company, including the holder thereof, the number of shares of Company Common Stock subject thereto, the exercise price, date of grant, vesting schedule and expiration thereof and any terms regarding the acceleration of vesting thereof.

            (c) Except as provided in Section 3.2(c) of the Company Disclosure Schedule, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including voting trusts or proxies), registration under the Securities Act, or sale or transfer (including agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. To the Knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including voting trusts or proxies) or sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company.

      3.3. OWNERSHIP OF SHARES. Except as set forth in Section 3.3 of the Company Disclosure Schedule, each of the Shareholders owns beneficially and of record that number of shares of Company Common Stock listed opposite such Shareholder's name in Section 3.2(a) of the Company Disclosure Schedule, free and clear of all Encumbrances, and has good and valid title to such shares. The delivery of the stock certificate(s) representing the Outstanding Common Stock in the manner provided in Section 2.7 will transfer to the Parent good and valid title thereto free and clear of all Encumbrances.

      3.4. AUTHORITY OF THE COMPANY. The Company has all necessary power and authority and has taken all action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                                                                   Exhibit 10.30

      3.5. NO AFFILIATES. Except as listed in Section 3.5 of the Company Disclosure Schedule, the Company does not have any Affiliates or subsidiaries and is not a partner in any partnership or a party to a joint venture.

      3.6. NO CONFLICTS. The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the charter documents, bylaws or other organizational documents of the Company;

            (b) conflict with or result in a violation or breach of, or give any Governmental or Regulatory Authority the right to revoke, withdraw, suspend, cancel, termination or modify any term or provision of any law, Order, Permit, statute, rule or regulation applicable to the Company, the business or Assets or Properties of the Company or the capital stock of the Company Common Stock;

            (c) result in a breach of, or default under (or give rise to right of termination, modification, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other similar instrument or obligation to which the Company, any of its Assets and Properties or the Company Common Stock may be bound, except for such breaches or defaults as set forth in Section 3.6(c) of the Company Disclosure Schedule as to which requisite waivers or consents will have been obtained by the Closing Date;

            (d) cause any of the Assets or Properties of the Company to be reassessed or revalued by any taxing authority or any Governmental or Regulatory Authority;

            (e) result in an imposition or creation of any Encumbrance or Tax on the business or Assets or Properties of the Company or the Company Common Stock.

      3.7. CONSENTS AND GOVERNMENTAL APPROVALS AND FILINGS. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

      3.8. BOOKS AND RECORDS. The minute books and other corporate records of the Company as made available to Parent contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the Shareholders, the boards of directors and committees of the boards of directors of the Company. The Company has delivered or made available true and complete copies of each document which has been requested by Parent or its counsel in connection with their legal and accounting review of the Company. To the Knowledge of the Company, the stock transfer ledgers and other similar records of the Company accurately reflect all issuances and record transfers in the capital stock of the Company. The Books and Records of the Company are true, correct and complete, represent bonafide business transactions and have been maintained in accordance with sound business practices, including to the Knowledge of the Company the maintenance of an adequate system of internal controls.

                                                                   Exhibit 10.30

      3.9. COMPANY FINANCIAL STATEMENTS. The Company has previously delivered to Parent the Company Financial Statements and the pro-forma income statement for twelve (12) months ended December 31, 2004 a copy of which is attached as part of Section 3.9 of the Company Disclosure Schedule. The Company Financial Statements (i) are materially true, correct and complete, (ii) other than Interim Financial Statements, have been prepared in accordance and in conformity with GAAP, and (iii) fairly present the financial condition and results of operations of the Company as of the respective dates thereof and for the periods covered thereby (except Interim Financial Statements are subject to normal period-end adjustments, accruals, and lack footnotes and certain other presentation items); provided, however, the parties hereto specifically acknowledge that the Interim Financial Statements are unaudited and prepared by the management of the Company and that immediately prior to the Effective Time the Related Party Loans will be satisfied, forgiven or distributed as dividends in accordance with Section 2.6(d).

      3.10. ABSENCE OF CHANGES. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since December 31, 2004, there has not been any Material Adverse Change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect on the Company.

      3.11. NO UNDISCLOSED LIABILITIES. Except as disclosed in Section 3.11 of the Company Disclosure Schedule or in the Company Financial Statements, there are no liabilities, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, whether or not of a kind required by GAAP to be set forth on a financial statement or on the notes thereto, including but not limited to any liability for Taxes (the "Liabilities"), nor any basis for any claim against the Company for any such liabilities, relating to or affecting the Company or any of its Assets and Properties, other than such liabilities incurred after December 31, 2004 in the Ordinary Course of Business which have not had, and could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on the Company. To the Knowledge of the Company there is no circumstance, condition, event or arrangement that may hereafter give rise to any liabilities of the Company or any successor to its business except in the Ordinary Course of Business or is otherwise set forth on in Section 3.11 of the Company Disclosure Schedule.

      3.12. TANGIBLE PERSONAL PROPERTY. The Company is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under written agreements to use, all tangible personal property, equipment, plants, buildings, structures, facilities and all other Assets and Properties used in or reasonably necessary for the conduct of the Company's business, including all tangible personal property reflected on the Company Financial Statements and any tangible personal property acquired since that date other than property disposed of since such date in the Ordinary Course of Business. All such tangible personal property, equipment, plants, buildings, structures, facilities and all other assets and properties are listed in Section
3.12 of the Company Disclosure Schedule and are free and clear of all Encumbrances, other than Permitted Encumbrances which have not had a Material Adverse Effect on the Company.

                                                                   Exhibit 10.30

      3.13. BENEFIT PLANS; ERISA.

            (a) Section 3.13(a) of the Company Disclosure Schedule lists each Benefit Plan together with a brief description of the type of plan and benefit provided thereunder. The Company has no commitment, proposal, or communication to employees regarding the creation of an additional Plan or any increase in benefits under any Benefit Plan. The Company has provided to Parent (i) a copy of each Benefit Plan (including amendments) and a list of persons participating in such arrangement, (ii) the three most recent annual reports on the Form 5500 series for each Benefit Plan required to file such report and (iii) the most recent trustee's report for each Benefit Plan funded through a trust.

            (b) Neither the Company, an ERISA Affiliate or predecessor thereof has ever maintained, contributed to or been obligated to contribute to any Defined Benefit Plan or multiemployer plan (as defined in Section (3)(37) or 4001(a)(3) of ERISA) and no condition exists that presents a material risk to the Company or an ERISA Affiliate of incurring a liability under Title IV of ERISA.

            (c) Each Benefit Plan has been operated and administered in all material respects in accordance with its terms and, as of the Closing Date, will be in full compliance, in form and operation, with all applicable laws (including but not limited to ERISA and the Code). The reserves reflected in the Company Financial Statements for the obligations of the Company under all Benefit Plans are adequate and were determined in accordance with GAAP.

            (d) Each Qualified Plan has received a determination letter from the Internal Revenue Service confirming that it qualifies under Section 401(a) of the Code and nothing has occurred since the issuance of that letter which would adversely affect such qualified status or the plan sponsor's ability to rely on such determination letter.

            (e) No Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate beyond their termination of service (other than (i) coverage mandated by applicable law, (ii) benefits under a Qualified Plan, (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any ERISA Affiliate or (iv) benefits the full cost of which is borne by any current or former employee (or his or her beneficiary)).

            (f) The consummation of the transactions contemplated by this Agreement will not, either immediately or upon the occurrence of any event thereafter, (i) entitle any current or former employee or officer or director of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation otherwise due any such individual.

                                                                   Exhibit 10.30

            (g) There are no pending or, to the Knowledge of the Company, anticipated or threatened claims by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan, or otherwise involving any such Benefit Plan (other than routine claims for benefits).

      3.14. REAL PROPERTY.  The Company does not own any real property.  Section
3.14 of the Company Disclosure Schedule contains a complete and accurate legal description of each parcel of real property leased by the Company (as lessee or lessor) (the "Real Property") and all Encumbrances (other than Permitted Encumbrances) relating to or affecting the Real Property. The Company has a valid leasehold interest in all real property used in or relating to the conduct of the Company's business, free and clear of all Encumbrances other than Permitted Encumbrances. The Company has rights of ingress and egress with respect to the Real Property, and all buildings, structures, facilities, fixtures and other improvements thereon material for the operation of the Company's business. Each lease with respect to the Real Property is a legal, valid and binding agreement of the Company subsisting in full force and effect enforceable in accordance with its terms, and except as set forth in Section
3.14 of the Company Disclosure Schedule, there is no, and the Company has not received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder.

      3.15. PROPRIETARY INFORMATION OF THIRD PARTIES. No third party has claimed that any Person employed by or affiliated with the Company in connection with and during the Company's operation of its business has (i) violated or may be violating any of the terms or conditions of such Person's employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which relates to such a claim. Except as set forth in Section 3.15 of the Company Disclosure Schedule, to the Knowledge of the Company, no Person employed by or affiliated with the Company in connection with and during the Company's ownership and operation of its business has employed any trade secret or any information or documentation proprietary to any former employer and no Person employed by or affiliated with the Company in connection with and during the Company's ownership and operation of its business has violated any confidential relationship which such Person may have had with any third party, in connection with the sale of any service or proposed service of the Company, and to the Knowledge of the Company, there is no reason to believe there will be any such employment or violation.

      3.16. COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

            (a) Except as set forth in Section 3.16(a) of the Company Disclosure
Schedule:

                                                                   Exhibit 10.30

                  (i) the Company is, and at all times since its incorporation has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its Assets and Properties except where failure to so comply, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to the Company;

                  (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

            (b) Section 3.16(b) of the Company Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the Assets and Properties owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Section 3.16(b) of the Company Disclosure Schedule is valid and is in full force and effect. Except as set forth on Section 3.16(b) of the Company Disclosure Schedule:

                  (i) the Company is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Section 3.16(b) of the Company Disclosure Schedule except where failure to so comply, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to the Company;

                  (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Section 3.16(b) of the Company Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Section 3.16(b) of the Company Disclosure Schedule;

                  (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                                                                   Exhibit 10.30

                  (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
Section 3.16(b) of the Company Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental or Regulatory Authority, and all other filings required to have been made with respect to such Governmental
Authorizations have been duly made on a timely basis with the appropriate Governmental or Regulatory Authority other than those the failure of which to obtain, possess or make would not have a Material Adverse Effect with respect to the Company.

      The Governmental Authorizations listed in Section 3.16(b) of the Company Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets other than those the failure of which to obtain, possess or make would not have a Material Adverse Effect with respect to the Company.

      3.17. LEGAL PROCEEDINGS; ORDERS.

            (a) Except as set forth in Section 3.17(a) of the Company Disclosure Schedule, there is no pending Proceeding:

                  (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the Assets or Properties owned or used by the Company; or

                  (ii)  that  challenges,   or  that  may  have  the  effect  of
preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

      To the Knowledge of the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to Parent copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Section 3.17(a) of the Company Disclosure Schedule. The Proceedings listed in Section 3.17(a) of the
Company Disclosure Schedule will not have a Material Adverse Effect on the business, operations, assets, condition, or prospects of the Company.

            (b) Except as set forth in Section 3.17(b) of the Company Disclosure
Schedule:

                  (i) the Company is not subject to any Order that relates to the business of, or any of the assets owned or used by, the Company other than any such order which, individually, or in the aggregate, would not have a Material Adverse Effect with respect to the Company; and

                  (ii) no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

            (c) Except as set forth in Section 3.17(c) of the Company Disclosure
Schedule:

                                                                   Exhibit 10.30

                  (i) the Company is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the Assets or Properties owned or used by it, is or has been subject, except where failure to so comply, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to the Company;

                  (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the Assets or Properties owned or used by the Company, is subject; and

                  (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental or Regulatory
Authority or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the Assets or Properties owned or used by the Company, is or has been subject.

      3.18. CONTRACTS.

            (a) Section 3.18 of the Company Disclosure Schedule contains a true and complete list of each of the following contracts, agreements or other arrangements to which the Company is a party or by which any of its Assets and Properties is bound (and, to the extent oral, accurately describes the terms of such contracts, agreements and arrangements):

                  (i) all collective bargaining or similar labor agreements;

                  (ii) all contracts for the employment of any officer, employee or other Person or entity on a full time, part time, consulting or other basis and all independent contractor agreements;

                  (iii) all loan agreements, indentures, debentures, notes or letters of credit relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of the Company;

                  (iv)  each  written  warranty,   guaranty,  or  other  similar
undertaking with respect to contractual performance extended by the Company;

                  (v) all leases or agreements under which the Company is lessee or lessor of, or holds, or operates, any property, real or personal, owned by any other party;

                  (vi) all commitments, contracts, sales contracts, purchase orders, mortgage agreements or groups of related agreements with the same party or any group or affiliated parties which require or may in the future require payment of any consideration by the Company;

                  (vii) all license agreements, distribution agreements or any other agreements involving any of the Company's Intellectual Property, including agreements with current and former employees, consultants or contractors regarding the appropriation or the non-disclosure of any Intellectual Property;

                                                                   Exhibit 10.30

                  (viii) each joint venture partnership and other Contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company with any other Person;

                  (ix) any Contract for payments to or by any Person by the Company based on sales, purchases or profits, other than direct payments for goods;

                  (x) each power of attorney that is currently effective and outstanding;

                  (xi) each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                  (xii) each Contract for capital expenditures in excess of $10,000;

                  (xiii) all subscription or other agreements related to the equity ownership of the Company;

                  (xiv) all contracts or commitments that in any way restrict the Company from carrying on its business anywhere in the world;

                  (xv) all other contracts and agreements that (A) involve the payment or potential payment in excess of $10,000, pursuant to the terms of any such contract or agreement, by the Company and (B) cannot be terminated within 30 days after giving notice of termination without resulting in any cost or penalty to the Company;

                  (xvi) all contracts or commitments that in any way grants a third party a right of first refusal for the purchase of the Company or any of its Assets or Properties; and

                  (xvii) each amendment, supplement, and modification (whether oral or written) in respect to any of the foregoing.

            (b) A correct and complete copy of each Contract disclosed in the Company Disclosure Schedule has been previously provided to Parent and CRDE. Each contract, agreement or other arrangement disclosed in the Company Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company, and to the Knowledge of the Company, the other parties thereto; and the Company has performed all of its required obligations under, and is not in violation or breach of or default under, any such contract, agreement or arrangement. To the Knowledge of the Company, the other parties to any such contract, agreement or arrangement are not in violation or breach of or default under any such contract, agreement or arrangement. To the Knowledge of the Company, none of the present or former employees, officers, directors or Shareholders of the Company is a party to any oral or written contract or agreement prohibiting any of them from freely competing with other parties or engaging in the Company's business as now operated. No event has occurred or circumstance exists that (with or without notice or the lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or any other

                                                                   Exhibit 10.30

Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, termination, or modify, any Contract to which the Company is a party. The Company has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under any Contract. There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or complete Contract with any Person and, to the Knowledge of the Company, no such Person has made written demand for such renegotiation. The Contracts relating to the sale of services of the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that would be in violation of any Legal Requirement.

      3.19. ACCOUNTS RECEIVABLE. All Accounts Receivable of the Company represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business under any contract with any obligor of Accounts Receivable relating to the amount or validity of such Accounts Receivable. Section 3.19 of the Company Disclosure Schedule contains a complete and accurate list of all Accounts
Receivable as of the Closing Date, which lists sets forth the aging of such Accounts Receivable.

      3.20. ACCOUNTS PAYABLE. Set forth in Section 3.20 of the Company Disclosure Schedule is a complete and accurate list of all accounts payable of the Company as of the Cut-Off (collectively, the "Accounts Payable") which represent or will represent obligations of the Company arising from purchases actually made, services actually received or obligations otherwise incurred by the Company.

      3.21. EQUIPMENT. All tangible personal property and equipment used by the Company in the conduct of its business are in good operating condition and repair (subject to normal wear and tear) with no known material defects so as to permit the operation of its business as presently conducted, no such equipment or tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost, and with respect to each item of equipment and tangible personal property, the Company has not received notification that it is in violation, in any material respect, of any applicable building, zoning, subdivision, fire protection, health or other law, Order, ordinance or regulation and no such violation exists.

      3.22.  INSURANCE.  Set forth in  Section  3.22 of the  Company  Disclosure
Schedule is a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to the Company or the Assets and Properties of the Company (or any of the Company's directors, officers, salespersons, agents or employees), including the following information for each such policy: type(s) of insurance coverage provided; name of insurer; effective dates; policy number; per occurrence and annual aggregate deductibles or self-insured retentions; per occurrence and annual aggregate limits of liability and the extent, if any, to which the limits of liability have been exhausted. All policies set forth on the Company Disclosure Schedule are in full force and effect, and with respect to such policies, all premiums currently payable or previously due have

                                                                   Exhibit 10.30

been paid, and no notice of cancellation or termination has been received with respect to any such policy. All such policies are sufficient for compliance with all requirements of law and all agreements to which the Company is a party or otherwise bound, and are valid, outstanding, collectible and enforceable policies and, to the Knowledge of the Company, provide adequate insurance coverage for the Company and the business and Assets and Properties of the Company and will remain in full force and effect through the respective dates set forth in Section 3.22 of the Company Disclosure Schedule. None of such policies contains a provision that would permit the termination, limitation, lapse, exclusion or change in the terms of coverage of such policy (including, without limitation, a change in the limits of liability) by reason of the consummation of the Contemplated Transactions. Complete and accurate copies of all such policies and related documentation have previously been provided to the Parent.

      3.23. TAX MATTERS.

            (a) Except as set forth in Section 3.23 of the Company Disclosure Schedule, all Tax Returns required to be filed by or on behalf of the Company have been duly filed on a timely basis and to the Knowledge of the Company such Tax Returns are true, complete and correct. Except as set forth in Section 3.23 of the Company Disclosure Schedule, all Taxes shown to be payable on the Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Company with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns) or with respect to any period prior to Closing. The Company has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of the Company with respect to Taxes, other than liens for Taxes not yet due and payable. Except as set forth in Section 3.23 of the Company Disclosure Schedule, the Company is not currently the beneficiary of any extension of time within which to file any Tax Return.

            (b) Except as set forth in Section 3.23 of the Company Disclosure Schedule, the amount of the Company's liability for unpaid Taxes for all periods ending on or before March 27, 2005 does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), reflected on the Company Financial Statements, and except as provided in
Section 3.23 of the Company Disclosure Schedule, the amount of the Company's liability for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), as such accruals are reflected on the Company Financial Statements, as adjusted for operations and transactions in the Ordinary Course of Business since March 27, 2005 in accordance with past custom and practice. There are no contracts, agreements, arrangements, commitments or undertakings relating to any prior audit of the Company, and there are no contracts, agreements, arrangements, commitments or undertakings with the Internal Revenue Service or any other Governmental or Regulatory Authority that have or are reasonably likely to have a material and adverse impact on the Company's Taxes that are not reflected in the Company Financial Statements.

                                                                   Exhibit 10.30

                  (c) To the extent such documents exist, Parent has been furnished by the Company true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by the Company or on behalf of the Company relating to Taxes, and (ii) except as set forth in Section 3.23 of the Company Disclosure Schedule, all federal and state income or franchise tax returns for the Company for all periods ending on and after December 31, 2001.

            (d) The Tax Returns of the Company have never been audited by a Governmental or Regulatory Authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally). To the Knowledge of the Company, and except as set forth in Section 3.23 of the Company Disclosure Schedule, no deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of the Company, and the Company has not received notice (either in writing or verbally, formally or informally) or expects to receive notice that it has not filed a Tax Return or paid Taxes required to be filed or paid by it. The Company is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against the Company or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax Returns of the Company. The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

            (e) The Company is not (nor has it ever been) a party to any Tax sharing agreement or Tax indemnity agreement and has not assumed the Tax liability of any other Person under contract. The Company is not or has ever been a member of an affiliated group filing a consolidated federal income Tax Return and, except as set forth in Section 3.23 of the Company Disclosure Schedule, the Company has no liability for the Taxes of any individual or entity under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

            (f) The Company does not have any deferred income or gains reportable for Tax purposes which is not reflected in the Tax Returns of the Company for any period ending after the Closing Date that is attributable to a transaction occurring in, or resulting from a change in accounting method for a period prior to the Closing Date (see explanation set forth in Section 3.23 of the Company Disclosure Schedule).

            (g) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Tax Returns and the Books and Records provided to Parent (see explanation set forth in Section 3.23 of the Company Disclosure Schedule).

            (h) All of the Shareholders are "UNITED STATES PERSONS," within the meaning of Section 7701(a)(30) of the Code.

                                                                   Exhibit 10.30

      3.24. LABOR AND EMPLOYMENT RELATIONS. To the Knowledge of the Company, no officer, executive or group of five (5) or more employees of the Company has or have any plans to terminate his, her or their employment with the Company. Parent acknowledges that twenty four (24) of the Company's employees are not citizens of the United States and that while these employees are employed by the Company in compliance with all United States immigration and labor laws, the immigration status of such employees is subject to the rules and regulations (and interpretation thereof) of the United States Federal Government. The Company is not a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and to the Knowledge of the Company, there are no attempts to organize any of the Company's employees by any Person, unit or group seeking to act as their bargaining agent. The Company has complied with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, discrimination against race, color, national origin, religious creed, physical or mental disability, sex, age, ancestry, medical condition, marital status or sexual orientation, occupational health and safety and the withholding and payment of social security and other Taxes. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for the failure to comply with any of the foregoing Legal Requirements. To the knowledge of the Company, no employees of the Company are in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or the use of trade secrets or proprietary information of others. There are no pending or, to the Knowledge of the Company, threatened charges (by employees, independent contractors, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any Person employed or formerly employed by the Company. No union representation elections relating to the Company's employees have been scheduled by any Governmental or Regulatory Authority, no organizational effort is being made with respect to any of such employees, and no investigation of the Company's employment policies or practices by any Governmental or Regulatory Authority is pending or threatened. The Company is not currently, and in the past has not been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any employees of the Company. The Company has never experienced any work stoppages and to the Knowledge of the Company, no work stoppage has been threatened or is planned.

      3.25.  CERTAIN  EMPLOYEES.  Set  forth  in  Section  3.25  of the  Company
Disclosure Schedule is (i) the name, title and total compensation of each officer and director of the Company; (ii) the name, title and total compensation for each other employee, consultant, agent or other representative of the Company for 2003 and 2004; (iii) all wage and salary increase, bonuses and increases and any other direct or indirect compensation received by any such Person since December 31, 2004; (iv) any payments or commitments to pay any severance or termination pay to any current or former officer, director, employee, consultant, contractor or agent of the Company; and (v) any accrual for, or commitment or agreement by the Company to pay, such increases, bonus or pay. Except as set forth on Schedule 3.25, the Company has not received any notice from any such Person whether orally or in writing that he or she will cancel or otherwise terminate such Person's relationship with the Company. None of such Persons has an employment agreement or understanding, whether oral or written, with the Company which is not terminable on notice by the Company without cost or other liability to the Company.

                                                                   Exhibit 10.30

      3.26. ABSENCE OF CERTAIN DEVELOPMENTS. Except for expenses incurred in connection with this Agreement, for events, conditions, actions or transaction in the ordinary course of business (all of which shall be accounted and paid for in accordance with any applicable provisions of this Agreement), and except as set forth on Section 3.26 of the Company Disclosure Schedule, since December 31, 2004, the Company has not:

            (a) issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

            (b) borrowed any amount, obtained any letters of credit or incurred or become subject to any liabilities in excess of $10,000 in the aggregate;

            (c) discharged or satisfied any lien or Encumbrance or paid any obligation or liability, other than current liabilities paid in the Ordinary Course of Business and other than current federal income Tax liabilities;

            (d) declared or made any payment or distribution of cash or other property to Shareholders with respect to its stock, or purchased or redeemed any shares of its capital stock;

            (e) mortgaged or pledged any of its Assets or Properties, or subjected them to any lien, charge or any other Encumbrance, except liens for current property Taxes not yet due and payable;

            (f) sold, leased, subleased, assigned or transferred any of its Assets or Properties, except in the Ordinary Course of Business, or cancelled any debts or claims;

            (g) made any changes in any employee, consultant or contractor compensation, severance or termination agreement, commitment or transaction other than routine salary increases consistent with past practice or offer employment to any individuals;

            (h) entered into any material transaction or modified any existing transaction (the aggregate consideration for which is in excess of $10,000);

            (i) suffered any damage, destruction or casualty loss, whether or not covered by insurance;

            (j) made any capital expenditures, additions or improvements or commitments for the same, except those made in the Ordinary Course of Business which in the aggregate do not exceed $10,000;

            (k) entered into any transaction or operated the Company's business not in the Ordinary Course of Business;

            (l) made any change in its accounting methods or practices or ceased making accruals for taxes, obsolete inventory, vacation and other customary accruals;

            (m) ceased from reserving cash to pay taxes, principal and interest on borrowed funds, and other customary expenses and payments;

                                                                   Exhibit 10.30

            (n) caused to be made any reevaluation of any of its Assets or Properties;

            (o) caused to be entered into any amendment or termination of any lease, customer or supplier contract or other material contract or agreement to which it is a party, other than in the Ordinary Course of Business;

            (p) made any material change in any of its business policies, including, without limitation, advertising, distributing, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition or sale policies;

            (q) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to the Company's business or its financial condition;

            (r) permitted to occur or be made any other event or condition of any character which has had a Material Adverse Effect on it;

            (s) waived any rights material to its financial or business condition;

            (t) made any illegal payment or rebates; or

            (u) entered into any agreement to do any of the foregoing.

      3.27. CUSTOMERS. The Company has previously provided to Parent a true and correct list of the Company's current customers and the Company's customers during the 2003 and 2004 fiscal years related to the Company business. Since January 1, 2003 no single customer or group of affiliated customers contributing more than $10,000 per annum to the gross revenues of the Company's business has terminated any of their agreements with the Company, and no such customer has given notice to the Company of an intention to discontinue doing business or reduce the level of gross revenues from that in fiscal year 2005 with the Company (see comment set forth on Section 3.27 of the Company Disclosure Schedule).

      3.28. BANK ACCOUNTS. Section 3.28 of the Company Disclosure Schedule contains a complete and accurate list of each deposit account or asset maintained by or on behalf of the Company with any bank, brokerage house or other financial institution, specifying with respect to each the name and address of the institution, the name under which the account is maintained, the account number, and the name and title or capacity of each Person authorized to have access thereto.

      3.29. PERMITS. Section 3.29 of the Company Disclosure Schedule contains a true and complete list of all Permits used in and material, individually or in the aggregate, to the Company's business. All such Permits are currently effective and valid and have been validly issued, except for those the failure of which to obtain, possess or make would not have a Material Adverse Effect with respect to the Company. No additional Permits are necessary to enable the Company to conduct its business in material compliance with all applicable federal, state and local laws. Neither the execution, delivery or performance of this Agreement nor the mere passage of time will have any effect on the continued validity or sufficiency of the Permits, nor will any additional Permits be required by virtue of the execution, delivery or performance of this Agreement to enable the Company to conduct its business as now operated. To the Knowledge of the Company, there is no pending Action or Proceeding by any Governmental or Regulatory Authority which could affect the Permits or their sufficiency for the current conduct of the Company's business or of the conduct of the Company's business after the Closing. The Company has provided Parent with true and complete copies of all Permits listed in the Company Disclosure Schedule.

                                                                   Exhibit 10.30

      3.30. REGULATORY COMPLIANCE. Except as provided in Section 3.30 of the Company Disclosure Schedule, to the Knowledge of the Company, neither the
Company nor any of its operations are regulated by any Governmental or Regulatory Authority and the Company has complied with all applicable requirements of any Governmental or Regulatory Authority with respect to any services provided by it (including but not limited to the Medicare Anti-Kickback Statute, the Health Insurance Portability and Accountability Act of 1996, the Federal False Claims Act, the Federal laws concerning physician self-referral known as "Stark I" and "Stark II", and the rules and regulations of the Joint Commission on Accreditation of Healthcare Organizations).

      Neither the Company, nor any officer, employee or agent of the Company has made an untrue statement of a material fact or fraudulent statement to any Governmental or Regulatory Authority, failed to disclose a material fact required to be disclosed to any Governmental or Regulatory Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for any Governmental or Regulatory Authority to invoke its policies respecting fraud, untrue statements of material facts, bribery or illegal gratuities or any similar policies.

      3.31. THIRD PARTY CONSENTS. No consent, approval or authorization of any third party on the part of the Company is required in connection with the consummation of the transactions contemplated hereunder except as otherwise provided in Section 3.31 of the Company Disclosure Schedule.

      3.32. RELATIONSHIPS WITH RELATED PERSONS. Except as set forth on Schedule 3.32, no Shareholder or any Affiliate of the Company has, or since January 1, 2002 has had, any interest in the property, whether real, personal or mixed, or whether tangible or intangible, used in or pertaining to the Company's businesses. No Shareholder or any Affiliate of the Company owns, or since January 1, 2002 has owned (of record or as beneficial owner) an equity interest or any other financial or profit interest in a Person that has (i) had business dealings or a material financial interest in any transaction with the Company or
(ii) engaged in competition with the Company with respect to any line of the products or services of the Company. Except as set forth in Section 3.32 of the Company Disclosure Schedule, no Shareholder nor any Affiliate of the Company is a party to any Contract with or has any right or claim against the Company.

      3.33. CERTAIN PAYMENTS. Neither the Company nor any director, officer, agent or employee of the Company, or to the Knowledge of the Company, any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kick-back or other payment to any Person, private or public, regardless of any form, whether in money, property or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained for or in respect of the Company or any Affiliate thereof, or (D) in violation of any Legal Requirement, or (ii) established or maintained any fund or asset that has not been recorded in the Books and Records of the Company.

                                                                   Exhibit 10.30

      3.34. BROKERS. Except as set forth in Section 3.34 of the Company Disclosure Schedule, neither the Shareholders nor the Company have retained any broker in connection with the transactions contemplated hereunder. Neither Parent, CRDE nor Acquisition Co. has, or will have, any obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of the Shareholders or the Company.

      3.35. VERIFICATION OF CREDENTIALS. Except as set forth in Section 3.35 of the Company Disclosure Schedule, the Company has implemented policies and procedures to verify the credentials (including, but not limited to, with respect to education and licensure) of personnel that the Company places with its clients and to collect, maintain and update such credentialing information. To the Knowledge of the Company, employees, contractors and consultants each consistently follow and have followed such policies and procedures.

      3.36. EXISTING INDEBTEDNESS. As of the date of this Agreement and as of the close of business on the day prior to the Closing Date, (i) all indebtedness of or any obligation of the Company (whether as obligor or as guarantor) for borrowed money, whether current, short-term, or long-term, secured or unsecured,
(ii) all indebtedness of the Company (whether as obligor or as guarantor) for the deferred purchase price for purchases of property outside the ordinary course which is not evidenced by trade payables, (iii) all lease obligations of the Company (whether as obligor or as guarantor) under leases which are capital leases in accordance with GAAP, (iv) all off-balance sheet financings of the Company (whether as obligor or as guarantor), (v) any payment obligations of the Company (whether as obligor or as guarantor) in respect of banker's acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables), (vi) any liability of the Company (whether as obligor or as guarantor) with respect to interest rate swaps, collars, caps and similar hedging obligations, (vii) any present, future or contingent obligations of the Company under (A) any phantom stock or equity appreciation rights, plan or agreement, (B) any consulting, deferred pay-out or earn-out arrangements in connection with the purchase of any business or entity, (C) any non-competition agreement, (viii) any accrued bonuses, (ix) any accrued Taxes other than payroll Taxes accrued in the Ordinary Course of Business, (x) any accrued and unpaid interest or any contractual prepayment premiums, penalties or similar contractual charges resulting from the Contemplated Transactions or the discharge of such obligations with respect to any of the foregoing, (xi) all indebtedness of or any obligation of the Company owed to the Shareholders or to any Affiliate of the Shareholders and (xii) all indebtedness of or any obligation of the Company incurred for the personal benefit of the Shareholders or any Affiliate of the Shareholders, including without limitation, any Family Members of the Shareholders, is listed on Section 3.36 of the Company Disclosure Schedule hereto (collectively, but without duplication, the "Existing Indebtedness").

                                                                   Exhibit 10.30

      3.37. MATERIAL MISSTATEMENTS AND OMISSIONS. The statements, representations and warranties of the Company contained in this Agreement (including the exhibits and schedules hereto) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of the Company pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statement of a material fact and do not or will not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                       OF PARENT, CRDE AND ACQUISITION CO.

      Parent, CRDE and Acquisition Co., jointly and severally, represent and warrant to the Company as of the date hereof and as of the Closing Date, as follows:

      4.1. ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of the Delaware. CRDE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition Co. is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina. Each of Parent, CRDE and Acquisition Co. is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon Parent, CRDE or Acquisition Co., as the case may be.

      4.2. AUTHORITY. Each of Parent, CRDE and Acquisition Co. has all necessary corporate power and corporate authority and has taken all corporate actions necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its respective obligations hereunder and no other proceedings on the part of Parent, CRDE or Acquisition Co. are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent, CRDE and Acquisition Co. and constitutes a legal, valid and binding obligation of Parent, CRDE and Acquisition Co., respectively, enforceable against each of Parent, CRDE and Acquisition Co. in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

      4.3. LITIGATION. There are no Actions or Proceedings pending or, to the Knowledge of Parent, threatened or anticipated against, relating to or affecting the transactions contemplated by this Agreement, and, to the Knowledge of Parent, there is no basis for any such Action or Proceeding.

      4.4. REPORTS AND FINANCIAL STATEMENTS. As of the date hereof, the Parent has furnished or made available to the Company and the Shareholders true and complete copies of all Parent SEC Documents. As of their respective filing dates, all such Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of such Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The

                                                                   Exhibit 10.30

Parent Financial Statements comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and present fairly the consolidated financial position of the Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments).

      4.5. NO CONFLICTS. The execution and delivery by the Parent, CRDE and Acquisition Co. of this Agreement does not, and the performance by the Parent, CRDE and Acquisition Co. of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the charter documents, bylaws or other organizational documents of the Parent, CRDE or Acquisition Co., as applicable;

            (b) conflict with or result in a violation or breach of, or give any Governmental or Regulatory Authority the right to revoke, withdraw, suspend, cancel, termination or modify any term or provision of any law, Order, Permit, statute, rule or regulation applicable to the Parent, CRDE or Acquisition Co. or the business or Assets or Properties of the Parent, CRDE or Acquisition Co.;

            (c) result in a breach of, or default under (or give rise to right of termination, modification, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other similar instrument or obligation to which the Parent, CRDE or Acquisition Co. or any of their respective Assets and Properties may be bound;

            (d) cause any of the Assets or Properties of the Parent or CRDE to be reassessed or revalued by any taxing authority or any Governmental or Regulatory Authority;

            (e) result in an imposition or creation of any Encumbrance or Tax on the business or Assets or Properties of the Parent or CRDE.

      4.6. CONSENTS AND GOVERNMENTAL APPROVALS AND FILINGS. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Parent or CRDE is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

      4.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Parent and its subsidiaries have conducted their respective businesses only in the Ordinary Course of Business in all material respects and, since December 31, 2004, except as contemplated by or disclosed in this Agreement, or as disclosed in the Parent's SEC Documents, there has not been any material event, occurrence, change or effect that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect upon Parent.

                                                                   Exhibit 10.30

      4.8. BROKERS. Neither Parent, CRDE nor Acquisition Co. has retained any broker in connection with the transactions contemplated hereunder. Neither the Company nor the Shareholders has, and will have, any obligation to pay any broker's, finder's investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Parent, CRDE or Acquisition Co.

      4.9. PARENT COMMON STOCK. The Parent acknowledge and agree that when issued as required by this Agreement and except where otherwise required by specific terms of this Agreement, the shares of Parent Common Stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Encumbrances and preemptive rights. The certificates representing such shares will be in due and proper form.

      4.10. OPERATION OF ACQUISITION CO. Acquisition Co. is a direct, wholly owned subsidiary of CRDE, is being formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

      4.11. ABSENCE OF UNDISCLOSED LIABILITIES. The Parent has no liabilities of any material nature, whether accrued, absolute, contingent or otherwise, other than material liabilities: (i) adequately reflected or reserved against on the balance sheet included in Parent's SEC Documents filed prior to the date hereof;
(ii) incurred since December 31, 2004 in the ordinary course of business consistent with past practice; none of which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Parent.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

      Each Shareholder hereby represents and warrants to Parent, CRDE and Acquisition Co. as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company and the Shareholders set forth in Article III above):

      5.1. REQUISITE POWER AND AUTHORITY. Such Shareholder has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on such Shareholder's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Agreement will be the valid and binding obligation of such Shareholder, enforceable in accordance with its terms.

      5.2. INVESTMENT REPRESENTATIONS. Such Shareholder understands that the Conversion Shares which may be issued upon conversion of the Notes have not been registered under the Securities Act. Such Shareholder also understands that the Conversion Shares will be offered and sold pursuant to an exemption from
registration   contained  in  the   Securities  Act  based  in  part  upon  such
Shareholder's representations and warranties contained in this Agreement. Such Shareholder hereby represents and warrants as follows:

                                                                   Exhibit 10.30

            (a) Such Shareholder is an "accredited investor" as defined in Rule 501(a) of the Securities Act.

            (b) Such Shareholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Parent so that he, she or it is capable of evaluating the merits and risks of his, her or its investment in the Conversion Shares and has the capacity to protect his, her or its own interests. Such Shareholder must bear the economic risk of this investment indefinitely unless the Conversion Shares are registered pursuant to the Securities Act or an exemption from registration is available. Such Shareholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Shareholder to transfer all or any portion of the Conversion Shares under the circumstances, in the amounts or at the times such Shareholder might propose.

            (c) Such Shareholder will be acquiring the Conversion Shares for such Shareholder's own account for investment only, and not with a view towards their distribution.

            (d) Such Shareholder represents that by reason of his, her or its business or financial experience, such Shareholder has the capacity to protect his, her or its own interests in connection with the transactions contemplated in this Agreement. Further, such Shareholder is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

            (e) Such Shareholder has received and read the Parent SEC Filings and has had an opportunity to discuss Parent's business, management and financial affairs with directors, officers and management of Parent and has had the opportunity to review Parent's operations and facilities. Such Shareholder has also had the opportunity to ask questions of and receive answers from Parent and its management regarding the terms and conditions of this investment. Additionally, such Shareholder will go through the process described in this subsection (e) immediately prior to acquiring any Conversion Shares.

            (f) Such Shareholder acknowledges and agrees that the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Shareholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time and the Shareholders hereby specifically agree to abide by Rule 144 with respect to any shares of Parent Common Stock.

            (g) Such Shareholder resides in the state or province identified in the address of such Shareholder set forth on the signature page to this Agreement.

                                                                   Exhibit 10.30

      5.3. TRANSFER RESTRICTIONS. Such Shareholder acknowledges and agrees that the Conversion Shares are subject to restrictions on transfer set forth in this
Section 5.3. Such Shareholder agrees not to make any disposition of all or any portion of the Conversion Shares unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) the transferee (except for transfers in compliance with Rule 144 to which this resale restriction shall not apply) has agreed in writing to be bound by the terms of Article 5 of this Agreement, such Shareholder shall have notified Parent of the proposed disposition and shall have furnished Parent with a detailed statement of the circumstances surrounding the proposed disposition and if reasonably requested by Parent, such Shareholder shall have furnished Parent with an opinion of counsel, reasonably satisfactory to Parent, that such disposition will not require registration of such shares under the Securities Act. Notwithstanding the provisions of clauses (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Shareholder to a family member of such Shareholder or trust for the benefit of such Shareholder or family member; provided, however, that in each case the transferee will be subject to the terms of Article 5 of this Agreement to the same extent as if he, she or it were an original Shareholder hereunder. Parent shall be entitled to impose stop transfer instructions with respect to the Conversion Shares in order to enforce the foregoing restrictions.

      The certificates representing the Conversion Shares (when issued pursuant to a conversion of a Note) shall bear the following legend restricting transfer, and such other legends as may be required by any applicable state securities law:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

      5.4. MARKET STANDOFF. Such Shareholder agrees that, only to the extent other officers of Parent or an Affiliate holding positions similar to such Shareholder may be required to agree to market standoff described in this
Section 5.4, such Shareholder will not, without the prior written consent of Parent, during the period commencing on the date of filing of a registration statement by Parent pursuant to an underwritten public offering by Parent of its capital stock or securities convertible into its capital stock and ending on the date specified by Parent (such period not to exceed 180 days following the filing of the final prospectus relating to such offering), transfer or dispose of any Conversion Shares owned by such Shareholder. In order to enforce the foregoing covenant, Parent may impose stop-transfer instructions with respect to such securities of the Shareholder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

      5.5. FILINGS. The Parent agrees to continue to file all reports and filings under the Securities Exchange Act of 1934, as amended, during the time Rule 144 shall be available to the Shareholders until such time as the Shareholders may sell under the provisions of Rule 144k.

                                                                   Exhibit 10.30

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

      6.1. ACCESS TO INFORMATION. The Company has given Parent and its authorized representatives (including, without limitation, its attorneys and accountants), reasonable access to all employees, customers, offices, warehouses and other facilities, to (and where necessary, provide copies of) all books and records, contracts and all personnel files of current employees of the Company and its subsidiaries and the Company has caused its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent has requested.

      6.2. PUBLIC ANNOUNCEMENTS; COMPANY LITERATURE. None of Parent, CRDE, Acquisition Co. or the Company shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, including the Merger, without the prior consent of Parent and Acquisition Co. (in the case of the Company) or the Company (in the case of Parent, CRDE or Acquisition Co.), except as may be required by applicable law (in which case the disclosing party will provide the other party to review in advance of the disclosure), including any determination by Parent that a press release or other public statement is required under applicable securities or regulatory rules. The parties agree there shall be no public announcement of this Agreement or the consummation of the Merger except as may be required by applicable law. The parties agree to announce this Agreement or the consummation of the Merger to the Company's employees, customers, vendors and strategic partners at such time and in such form as is mutually agreed upon by all parties to this Agreement.

      6.3. FEES AND EXPENSES. Whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with the Merger, this Agreement and the other agreements and transactions contemplated hereby and thereby, including all legal, accounting, financial advisory, broker's consulting and other fees and expenses of third parties incurred by a party in connection with the negotiation, documentation and effectuation of the terms and conditions of the Merger, this Agreement and the other agreements and Contemplated Transactions hereby and thereby ("THIRD PARTY EXPENSES"), shall be the obligation of the respective party incurring such Third Party Expenses. Notwithstanding the foregoing, the Shareholders shall be responsible for any fees payable to RBC or any other broker or advisors retained by the Shareholders or the Company with respect to the transactions contemplated herein. The Shareholders shall personally and severally bear the costs of up to $21,000 associated with bringing the Company's accounting Books and Records to a state which is in accordance with sound business practices and in accordance with GAAP in preparation for Parent's audit of such accounting Books and Records.

      6.4. CONFIDENTIALITY. The parties agree that the Confidentiality Agreement remains in full force and effect and the parties thereto remain bound by the terms thereto. The parties hereto will maintain in confidence, and will direct its directors, officers, employees, agents, Affiliates and advisors to maintain in confidence any written, oral or other information furnished by another party to this Agreement in connection with the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by law. If the Merger is not consummated, each party will return or, at the request of the party supplying the information, destroy as much of such written information as the other party may reasonably request.

                                                                   Exhibit 10.30

      6.5. PARENT COMMON STOCK LEGEND. In the event that the Conversion Shares or the Parent Common Stock issued to the Shareholders pursuant to Section 2.6(e) may be sold under Rule 144(k) of the Securities Act of 1933, as amended, as determined by an opinion of counsel to the holder reasonably acceptable to Parent (if reasonably required by Parent), Parent shall, as soon as reasonably practicable upon the written request of the holder thereof, issue to (and/or cause its transfer agent to issue to) such holder a new certificate evidencing such Conversion Shares without the legend required by Section 5.3 endorsed thereon.

      6.6. COLLECTION OF ACCOUNTS RECEIVABLE. After Closing, Parent agrees to pursue collection of unpaid Accounts Receivable as of the Effective Time in a manner consistent with past practices except where such past practices requires modification to comply with applicable law. Pursuant to and as provided in
Section 2.6(d) of this Agreement, Parent shall provide Shareholders an accounting of the Accounts Receivable and tender any amounts due and owing the Shareholders promptly along with any back-up documentation with respect thereof.

      6.7. FUTURE LIABILITIES; INDEMNIFICATION. Notwithstanding Section 9.2(b), Parent, CRDE and the Company shall indemnify the Shareholders and hold the Shareholders harmless from all losses, claims, damages and liabilities arising from any operational matters of the Company beginning after the Cut-Off (except where any such loss, claim, damage or liability arises from the gross negligence or intentional misconduct of the Shareholder seeking indemnity under this
Section 6.7), to which the Shareholders may become subject as a result of such Shareholder's employment, ownership or affiliation with the Company prior to the Cut-Off, to the maximum extent permitted by law. The Shareholders shall notify Parent, CRDE and the Company promptly in writing describing such loss, claim, damage and liability, the amount or a reasonable estimate thereof, and the method of computation of such amount, all with reasonable particularity and containing a reference to the provisions of this Agreement or other agreement, instrument or certificate delivered pursuant hereto in respect of which such loss, claim, damage and liability shall have occurred. Parent, CRDE and the Company's obligation shall survive for a period of six (6) months from the Effective Time. To the extent required to indemnify hereunder, Parent shall have the absolute right to control the defense and disposition of any proceeding brought with respect to any matter for which the Parent may be required to indemnify a Shareholder hereunder.

      6.8. NON-COMPETITION AGREEMENT. Upon the occurrence of a "Subordination Event of Default" (as such term is defined in the Subordination Agreement), Sections 2.2, 2.3, and 2.4 of each of the Non-Competition Agreements shall become void and have no effect without liability on the part of any party thereto or its Affiliates. In the event of the termination of the Non-Competition Agreements as a result of a Subordination Event of Default, Parent and its Affiliates shall not (except where an action against (x) a Shareholder is otherwise authorized under this Agreement or any of the Contemplated Transactions or (y) any of the personnel referred to herein by Parent or an Affiliate thereof is based upon unrelated grounds) take any legal action or commence any legal proceedings against the Shareholders or any nurse, operating room technician, licensed practical nurse, certified nurse assistant, physical therapist, occupational therapist, speech therapist or radiology technologist who terminates his or her employment with the Surviving Corporation or its Affiliates and obtains employment with the Shareholders or their Affiliates including the Surviving Corporation.

                                                                   Exhibit 10.30

      6.9. CONDUCT OF BUSINESS OF COMPANY POST-CLOSING. Following the Closing, Parent agrees to conduct the business of the Surviving Corporation in the manner consistent with past practices (except where such past practices required to be modified due to application of securities laws or other compulsory process). Following the Closing and until the Notes are satisfied, Parent further agrees on its behalf and on behalf of its subsidiaries (i) to operate and cause its subsidiaries to operate and book all revenue derived from new customers for the Traveling Nurse Business obtained after the Effective Date in and through the Surviving Corporation; (ii) to renew all contracts, agreements relating to Traveling Nurse Business through the same entity (or in the Parent's or Parent's Affiliates case, another entity of Parent's choosing to the extent such contract was originally entered into by Parent or the Affiliate prior to Cut-Off) in which such contract or agreement exists as of the Effective Date; (iii) that the only indebtedness of the Surviving Corporation, other than inter-company advances which shall be forgiven or eliminated upon the occurrence of a Subordination Event of Default under the Subordination Agreement, shall be the Surviving Corporation acting as a co-borrower with Parent's Lender which are secured by accounts payable for purchases of goods or services provided or to be provided to the Surviving Corporation; (iv) that Parent shall immediately provide written notice to the Shareholders of any default under any of the loan documentation between Parent and Parent's Lender; (v) that no security interest in the Assets or Properties of the Surviving Corporation, or pledge of the equity of the Surviving Corporation will be granted to any party other than Parent's Lender; (vi) to not issue any interests in (or grant any rights or options related to) the equity of the Surviving Corporation; and (vii) that the Parent will provide the Shareholders (at the sole expense of the Shareholders) and their authorized representatives (including, without limitation, its attorneys and accountants), reasonable access to all employees, customers, offices, warehouses and other facilities, to provide copies (where necessary, at the expense of Shareholders) of all Books and Records, contracts and all personnel files of current employees of the Surviving Corporation and will cause its officers to furnish the Shareholders with such reasonable financial and operating data and other information with respect to the business and properties of the Surviving Corporation (at the expense of the Shareholders) as the Shareholders may reasonably request from time to time. After Closing, the Company's business shall be conducted in the name of "TravMed USA, a Crdentia Company" until the Notes are satisfied.

      6.10. NOTIFICATION OF AUDITS. In the event of a federal or state tax audit of the Company related to any period prior to Closing, Parent shall provide written notice thereof to the Shareholders as promptly as practicable. After such notice, the Shareholders shall be entitled to (at their expense) participate and negotiate a final resolution (subject to a final approval of Parent of any such final resolution negotiated by the Shareholders) of any such audit; provided to the extent the Shareholders shall have assumed the responsibility to fully satisfy any amounts sought (or negotiated as due) as part of any such tax audit and Parent shall withhold its consent to any such final resolution, Parent will be required to indemnify and hold harmless the Shareholders from any additional amounts (in excess of the amount the Shareholders shall have negotiated to settle any such audit) which may arise due to Parent's failure to provide its consent to any such final resolution negotiated by the Shareholders.

                                                                   Exhibit 10.30

                                  ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

      7.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state Governmental or Regulatory Authority that prohibits, restrains, enjoins or restricts the consummation of the Merger; and

            (b) any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby shall have been given, obtained or complied with, as applicable.

      7.2. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) the representations and warranties of Parent, CRDE and Acquisition Co. contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct in all material respects as of such earlier date, and in any event, subject to the foregoing materiality qualification) and, at the Closing, Parent, CRDE and Acquisition Co. shall have delivered to the Company a certificate to that effect, executed by an officer of Parent, CRDE and Acquisition;

            (b) each of the covenants and obligations of Parent, CRDE and Acquisition Co. to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, Parent, CRDE and Acquisition Co. shall have delivered to the Company a certificate to that effect, executed by an officer of Parent, CRDE and Acquisition Co.;

            (c) Parent shall have delivered all of Closing deliveries set forth in Section 2.8(c) above;

            (d) the Related Party Loans shall have been satisfied, distributed or forgiven in accordance with Section 2.6(d); and

            (e) all  proceedings  taken by the Parent,  CRDE and Acquisition Co.
and all instruments executed and delivered by Parent, CRDE and Acquisition Co. on or prior to the Closing in connection with the Contemplated Transactions shall be reasonably satisfactory in form and substance to counsel for the Company.

                                                                   Exhibit 10.30

      7.3. CONDITIONS TO THE OBLIGATIONS OF PARENT AND ACQUISITION CO. The respective obligations of Parent, CRDE and Acquisition Co. to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct in all material respects as of such earlier date) and, at the Closing, the Company shall have delivered to Parent, CRDE and Acquisition Co. a certificate to that effect, executed by an executive officer of the Company;

            (b) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, the Company shall have delivered to Parent, CRDE and Acquisition Co. a certificate to that effect, executed by an executive officer of the Company;

            (c) the consents specified on Section 3.6(c) of the Company Disclosure Schedule and any other material third party consents necessary to consummate the transactions contemplated hereby shall have been given, obtained or complied with as applicable;

            (d) there shall have been no events, changes or effects, individually or in the aggregate, with respect to the Company or its subsidiaries having, or that would reasonably be expected to have, a Material Adverse Effect on the Company;

            (e) all consents, conditions, and requirements imposed by Parent's Lender for a successful closing of the transactions contemplated by this Agreement shall have been met to the satisfaction of the counsel of Parent's Lender;

            (f) the results of Parent's due diligence investigations of the Company shall be satisfactory to Parent, as determined in a sole amount and absolute discretion;

            (g) the Company and the Shareholders, as the case may be, shall have delivered all of the Closing deliveries set forth in Section 2.8(b) above;

            (h) the Shareholders shall have fully and finally released the Loan and Security Agreement;

            (i) all proceedings taken by the Company and the Shareholders and all instruments executed and delivered by the Company and the Shareholders on or prior to the Closing in connection with the Contemplated Transactions shall be reasonably satisfactory in form and substance to counsel for the Parent, CRDE and Acquisition Co.

                                                                   Exhibit 10.30

                                  ARTICLE VIII
                         TERMINATION; AMENDMENT; WAIVER

      8.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement:

            (a) by written consent of Parent, CRDE, Acquisition Co. and the Company;

            (b) by Parent, CRDE and Acquisition Co. or the Company if (i) any court of competent jurisdiction in the United States or other United States federal or state governmental entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become non-appealable, or (ii) the Merger has not been made effective by [March 31, 2005] (the "FINAL DATE"); provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before said date.

            (c) by the Company if (i) there shall have been a material breach of any representations or warranties on the part of Parent, CRDE or Acquisition Co. set forth in this Agreement or if any representations or warranties of Parent, CRDE or Acquisition Co. shall have become untrue in any material respect, provided that the Company has not breached any of its obligations hereunder in any material respect; or (ii) there shall have been a breach by Parent, CRDE or Acquisition Co. of any of their respective covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of Parent, CRDE, Acquisition Co. or the Company to consummate the Merger, and Parent, CRDE or Acquisition Co., as the case may be, has not cured such breach within ten (10) Business Days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder in any material respect; or

            (d) by Parent, CRDE and Acquisition Co. if (i) there shall have been a breach of any representations or warranties on the part of the Company set forth in this Agreement or if any representations or warranties of the Company shall have become untrue in any material respect, provided that neither Parent, CRDE nor Acquisition Co. has breached any of their respective obligations hereunder in any material respect; or (ii) there shall have been a breach by the Company of one or more of its covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of Parent, CRDE, Acquisition Co. or the Company to consummate the Merger, and the Company has not cured such breach within ten (10) Business Days after notice by Parent, CRDE or Acquisition Co. thereof, provided that neither Parent, CRDE nor Acquisition has breached any of their respective obligations hereunder in any material respect.

      8.2. EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 above, this Agreement shall forthwith become void and have no effect without liability on the part of any party hereto or its Affiliates, directors, officers or Shareholders other than the provisions of this Section 8.2 and Sections 6.2, 6.3 and 6.4.

                                                                   Exhibit 10.30

      8.3. AMENDMENT. This Agreement may be amended by action taken by the Company, Parent, CRDE and Acquisition Co. at any time before or after approval of the Merger by the Shareholders of the Company but after any such approval no amendment shall be made that requires the approval of such Shareholders under applicable law without such approval. This Agreement (including the Company Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of all the parties hereto.

      8.4. EXTENSION; WAIVER. At any time prior to the Effective Time, each party hereto may, only by action taken in writing, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE IX
                    ACTIONS BY THE PARTIES AFTER THE CLOSING

      9.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. The representations, warranties and covenants contained in or made pursuant to this Agreement or any certificate, document or instrument delivered pursuant to or in connection with this Agreement in the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder (notwithstanding any investigation, analysis or evaluation by any party hereto or their designees of the Assets and Properties, business, operations or condition (financial or otherwise) of the other party) until the third anniversary of the Effective Time; provided, however, that the representations and warranties of the parties contained in Sections 3.2, 3.3, 3.4, 3.23, 3.34 and 5.2 shall continue to survive indefinitely in full force and effect following the Effective Time.

      9.2. INDEMNIFICATION.

            (a) By the  Company  and  the  Shareholders.  The  Company  and  the
Shareholders shall severally indemnify, defend and hold harmless Parent, CRDE, Acquisition Co. and the Surviving Corporation and their respective officers, directors, employees, Affiliates, agents, successors, subsidiaries and assigns (collectively the "PARENT GROUP") from and against any and all costs, losses (including, without limitation, diminution in value), liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, costs of mitigation, lost profits and other losses resulting from any shutdown or curtailment of operations, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, the "DAMAGES"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by the Company or the Shareholders in or pursuant to this Agreement, or in the other documents delivered in connection with the Contemplated Transactions, (ii) Actions or Proceedings set forth in the Company Disclosure Schedule or in the other documents delivered in connection with the Contemplated Transactions and
(iii) Actions or Proceedings involving the Company whether disclosed in the Company Disclosure Schedule or not; provided, however, the Shareholders shall not be required to pay damages unless (A) the aggregate amount of such damages exceeds $50,000 (in which case only the amount of such Damages in excess of $50,000) shall become payable, it being understood that said $50,000 floor shall not apply to Damages incurred under Sections 9.2(a)(ii) and (iii). Notwithstanding the foregoing provisions hereof, it is understood and agreed that the amount of Damages payable by the Shareholders to the Parent Group shall in no event exceed the Merger Consideration.

                                                                   Exhibit 10.30

            (b) By Parent. Parent, CRDE and Acquisition Co. shall, jointly and severally, indemnify, defend and hold harmless the Company and the Shareholders and their respective officers, employees, agents, successors and assigns from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by Parent, CRDE or Acquisition Co. in or pursuant to this Agreement, or in any other documents delivered in connection with the Contemplated Transactions.

            (c) Third Party Claims; Defense of Claims. If any Action or Proceeding is filed or initiated against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within ten days after the service of the citation or summons); provided, however, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such Action or Proceeding, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such Action or Proceeding and to employ and engage attorneys of its own choice to handle and defend the same, such attorneys to be reasonably satisfactory to the indemnified party, at the indemnifying party's cost, risk and expense (unless (i) the indemnifying party has failed to assume the defense of such Action or Proceeding or (ii) the named parties to such Action or Proceeding include both of the indemnifying party and the indemnified party, and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate), and to compromise or settle such Action or Proceeding, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. The indemnified party may withhold such consent if such compromise or settlement would adversely affect the conduct of business or requires less than an unconditional release to be obtained. If (i) the indemnifying party fails to assume the defense of such Action or Proceeding within fifteen (15) days after receipt of notice thereof pursuant to this
Section 9.2, or (ii) the named parties to such Action or Proceeding include both the indemnifying party and the indemnified party and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate, the indemnified party against which such Action or Proceeding has been filed or initiated will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such Action or Proceeding on behalf of and for the account and risk of the indemnifying party. In the event the indemnified party assumes defense of the Action or Proceeding, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement and will consult with, when appropriate, and consider any reasonable advice from, the indemnifying party of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 9.2 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any Damages by reason of such settlement or judgment.

                                                                   Exhibit 10.30

      Regardless of whether the indemnifying party or the indemnified party takes up the defense, the indemnifying party will pay reasonable costs and expenses in connection with the defense, compromise or settlement for any Action or Proceeding under this Section 9.2.

      The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom. The indemnifying party shall pay all expenses due under this
Section 9.2 as such expenses become due.

            (d) Indemnity Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

      9.3. OFFSET RIGHTS; NOTICE OF CLAIM.

            (a) Right of Offset.  Subject to the  limitations  set forth in this
Article IX, in the event that Parent, CRDE or Acquisition Co. suffers Damages pursuant to this Article 9 or as a result of any breach of the Non-Competition Agreement, each shall have the right to offset (in accordance with each Shareholder's pro-rata share of any such Damages) such Damages against the principal amount of the Notes (in the reverse order of maturity) in the event any Notes are outstanding as of the date thereof.

            (b) Notice. If a party hereto believes it has suffered or incurred any Damages, such party shall so notify the other promptly in writing describing such Damage, the amount thereof, if known, and the method of computation of such Damage, all with reasonable particularity and containing a reference to the provisions of this Agreement or other agreement, instrument or certificate delivered pursuant hereto in respect of which such Damage shall have occurred.

      9.4. NON-EXCLUSIVITY. The parties hereto acknowledge and agree that the indemnity obligations set forth above shall not be the exclusive remedy of the indemnified parties with respect to the Contemplated Transactions.

                                                                   Exhibit 10.30

                                    ARTICLE X
                                   ARBITRATION

      10.1. ARBITRATION. In the event of any dispute among the parties hereto as to the interpretation of any provision of this Agreement or the rights and obligations of any party hereunder, such dispute shall be resolved through binding arbitration as hereinafter provided. If arbitration is required to resolve a dispute hereunder, any party may notify the American Arbitration Association in Dallas, Texas ("AAA") and request AAA to select one person to act as the arbitrator for resolution of the dispute. The arbitrator so selected shall conduct any such proceedings using the Commercial Arbitration Rules (the "CAR") of the AAA and such rules will be binding upon all parties to the arbitration proceeding. The arbitrator is encouraged to modify the application of the CAR as the arbitrator deems appropriate to accomplish the arbitration in the quickest and least expensive manner possible. Accordingly, the arbitrator may (i) dispense with any formal rules of evidence and allow hearsay testimony so as to limit the number of witnesses required, (ii) accept evidence of property values without formal appraisals and upon such information provided by the parties or other persons and otherwise minimize discovery procedures as the arbitrator deems appropriate, (iii) act upon his understanding or interpretation of the law on any issue without the obligation to research such issue or accept or act upon briefs of the issue prepared by any party, (iv) limit the time for presentation of any party's case as well as the amount of information or number of witnesses to be presented in connection with any hearing, and (v) impose any other rules which the arbitrator believes appropriate to effect a resolution of the dispute as quickly and inexpensively as possible. The arbitrator will have the exclusive authority to determine and award costs of arbitration and the costs incurred by any party for their attorneys, advisors and consultants.

                                   ARTICLE XI
                                  MISCELLANEOUS

      11.1. FURTHER ASSURANCES. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article IX).

      11.2. NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

            If to Parent, CRDE or Surviving Corporation:
                  Crdentia Corp.
                  14114 Dallas Parkway, Suite 600
                  Dallas, Texas  75254
                  Facsimile No.: (972) 392-2722
                  Attention:  Chief Executive Officer

                                                                   Exhibit 10.30

            with copies to:
                  Kane, Russell, Coleman & Logan, P.C.
                  1601 Elm Street, Suite 3700
                  Dallas, Texas 75201
                  Facsimile No.: (214) 777-4299
                  Attention:  Patrick V. Stark, Esq.

            If to Shareholders' Representative:
                  5403 Callandar Ct.
                  Charlotte, NC 28277
                  Attention:  Robert Litton

            with copies to:
                  Steve Williams
                  18300 River Ford Run
                  Davidson, NC 28036

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 11.2, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 11.2, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 11.2, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 11.2). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

      11.3. ENTIRE AGREEMENT. This Agreement (and all exhibits and schedules attached hereto, all other documents delivered in connection herewith) supersede all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect thereto, including, without limitation, the binding provision of the letter of intent dated March 2, 2005.

      11.4. WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

      11.5. AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                                                                   Exhibit 10.30

      11.6. NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article IX.

      11.7. NO ASSIGNMENT; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

      11.8. HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      11.9. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and mutually acceptable to the parties herein.

      11.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles.

      11.11. CONSENT TO JURISDICTION AND FORUM SELECTION. Each of the Parent, CRDE, Acquisition Co., the Company and the Shareholders irrevocably agrees that any legal action or proceeding with respect to this Agreement (including any legal action or proceeding to enforce the arbitration provisions of this Agreement) or for the recognition and enforcement of any judgment obtained through the arbitration provisions of this Agreement will be brought and determined in the federal or state courts or other courts located in Dallas County, Texas, and each of the Parent, CRDE, Acquisition Co., the Company and the Shareholders hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts.

      11.12. CONSTRUCTION. No provision of this Agreement shall be construed in favor of or against any party on the ground that such party or its counsel drafted the provision. Any remedies provided for herein are not exclusive of any other lawful remedies which may be available to either party. This Agreement shall at all times be construed so as to carry out the purposes stated herein.

                                                                   Exhibit 10.30

      11.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The parties specifically acknowledge and agree that any variation of "version numbers" or other similar references contained on any of the signature pages shall be inconsequential, shall not have any contractual significance, and shall not affect the validity of such signature pages in any way whatsoever.

      11.14. ATTORNEY'S FEES. In the event any action is brought for enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs incurred in said action.

                  [Remainder of page intentionally left blank]

             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto, or their duly authorized officer, as of the date first above written.

                                    CRDENTIA CORP.,
                                    a Delaware corporation

                                    By:    /s/ Pamela G. Atherton
                                           ----------------------
                                    Name:  Pamela G. Atherton
                                    Title: President

                                    CRDE CORP.,
                                    a Delaware corporation

                                    By:   /s/ Pamela G. Atherton
                                          ----------------------
                                    Name:  Pamela G. Atherton
                                    Title: President

                                    TRAVMED ACQUISITION CORPORATION,
                                    a North Carolina corporation

                                    By:   /s/ Pamela G. Atherton
                                          ----------------------
                                    Name:  Pamela G. Atherton
                                    Title: President

                                    TRAVMED USA, INC.,
                                    a North Carolina corporation

                                    By:    /s/ Steve Williams
                                           ------------------
                                    Name:  Steve Williams
                                    Title: President

Address:                                  /s/ Steve Williams
18300 River Ford Run                      -------------------
Davidson, NC 28036                        Steve Williams

Address:                                  /s/ Robert Litton
5403 Callandar Ct.                        -----------------
Davidson, NC 28036                        Robert Litton

                           COMPANY DISCLOSURE SCHEDULE

                                (See Attachments)

                                    EXHIBIT A

                               ARTICLES OF MERGER

                                (See Attachment)

                                    EXHIBIT B

                                    FORMS OF

                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

                                (SEE ATTACHMENTS)

                                    EXHIBIT C

                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

                                 (Robert Litton)

                                (See Attachment)

                                    EXHIBIT D

                          COMPANY SECRETARY CERTIFICATE

                                (See Attachment)

                                    EXHIBIT E

                                    RELEASES

                                (See Attachments)

                                    EXHIBIT F

                      OPINION OF COMPANY COUNSEL TO COMPANY

                                (See Attachment)

                                    EXHIBIT G

                             SUBORDINATION AGREEMENT

                                (See Attachment)

                                    EXHIBIT H

                           CRDE SECRETARY CERTIFICATE

                                (See Attachment)

                                    EXHIBIT I

                      ACQUISITION CO. SECRETARY CERTIFICATE

                                (See Attachment)

                                    EXHIBIT J

                             INFORMATION CERTIFICATE

                                (See Attachment)

                                    EXHIBIT K

                          REGISTRATION RIGHTS AGREEMENT

                                (See Attachment)

                                    EXHIBIT L

                      EMPLOYMENT AGREEMENT - ROBERT LITTON

                                (See Attachment)

                                    EXHIBIT M

                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

                                (Steve Williams)

                                (See Attachment)

                                    EXHIBIT N

                              ASSIGNMENT AGREEMENT

                                (See Attachment)

                                    EXHIBIT O

                     FIRST AMENDMENT TO THE LEASE AGREEMENT

To be handled post Closing.

                                    EXHIBIT P

                        ADMINISTRATIVE SHARING AGREEMENT

To be handled post Closing.

                                      P-1